Exhibit 10.1
Execution Copy
BIRCHWOOD BUSINESS PARK
LEASE AGREEMENT BY AND BETWEEN
BIRCHWOOD FORTUNE – SPVEF, LLC, LANDLORD
AND
SERACARE LIFE SCIENCES, INC., TENANT
TABLE OF CONTENTS

SECTION ONE – SUMMARY SHEET	1
1.1 Parties	1
1.2 Premises and Rental	2
1.3 Uses	5
1.4 Exhibits	6
SECTION TWO – USE	7
SECTION THREE – LEASE TERM AND BASE RENTAL	7
SECTION FOUR – EXTENSION OPTION	7
SECTION FIVE – OPERATING EXPENSES	9
SECTION SIX – SECURITY DEPOSIT	10
SECTION SEVEN – FINANCINGS	11
SECTION EIGHT – CONDITION OF THE LEASED PREMISES AND IMPROVEMENTS	12
SECTION NINE – COMMON AREAS	13
SECTION TEN – UTILITIES, MAINTENANCE, OPERATING EXPENSES AND IMPOSITIONS DEFINED	15
SECTION ELEVEN – REPAIRS	18
SECTION TWELVE – OPERATION BY TENANT	19
SECTION THIRTEEN – ALTERATIONS BY TENANT	20
SECTION FOURTEEN – SIGNS	20
SECTION FIFTEEN – HAZARDOUS MATERIALS	21
SECTION SIXTEEN – INSURANCE	22
SECTION SEVENTEEN – LIABILITY	23
SECTION EIGHTEEN – INDEMNIFICATION	24
SECTION NINETEEN – FIRE OR OTHER CASUALTY	24
SECTION TWENTY – CONDEMNATION	25
SECTION TWENTY – ONE – INSPECTION BY LANDLORD	25
SECTION TWENTY – TWO – ASSIGNMENT AND SUBLETTING	27
SECTION TWENTY – THREE – REMEDIES OF LANDLORD	28
SECTION TWENTY – FOUR – TERMINATION	30
SECTION TWENTY – FIVE – FORCE MAJEURE	30
SECTION TWENTY – SIX – NOTICES	31
SECTION TWENTY – SEVEN – ESTOPPEL CERTIFICATES	31
SECTION TWENTY – EIGHT – EFFECT OF WAIVER OR DEFAULT	31
SECTION TWENTY – NINE – EXPENSES	31
SECTION THIRTY – LIABILITY OF LANDLORD	32
SECTION THIRTY – ONE – FINANCIAL STATEMENTS	32
SECTION THIRTY – TWO – QUIET ENJOYMENT	32
SECTION THIRTY – THREE – LEASE NOT TO BE RECORDED	32
SECTION THIRTY – FOUR – BROKERAGE	32
SECTION THIRTY – FIVE – RULES AND REGULATIONS	33
SECTION THIRTY – SIX – TERMINATION OPTION	33
SECTION THIRTY – SEVEN – RIGHT OF FIRST OFFER	33

i

ii

SECTION ONE – SUMMARY SHEET
     In the event any matter set forth in this Section One conflicts with any other provision of the Lease, the terms and provisions of this Section One shall control.
1.1 Parties.

Landlord:	Birchwood Fortune – SPVEF, LLC, a Delaware limited liability company

Landlord’s address:	c/o Hall Investment Holdings LLC
40 Beach Street, Suite 203
Manchester, MA 01944
Attn: Denison M. Hall

Tenant:	SeraCare Life Sciences, Inc.,
a Delaware corporation

Tenant’s address (for notice and billing prior to the First Rent Commencement Date):	25 Birch Street, Building A
Milford, MA 01757
Attn: Chief Financial Officer

and

375 West Street
West Bridgewater, MA 02379
Attn: Chief Financial Officer

With a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attn: Richard E. Gordet, Esq.

Tenant’s address (for notice and billing after First Rent Commencement Date):	37 Birch Street, Building D
Milford, MA 01757
Attn: Chief Financial Officer

With a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attn: Richard E. Gordet, Esq.

Tenant’s Federal I.D. No.:	33-0056054

1.2 Premises and Rental.

Business Park:	The property known as “Birchwood Business Park” located at 25-37 Birch Street, Milford, Worcester County, Massachusetts, comprised of four (4) buildings known as Building A, Building B, Building C and Building D (each a “Building”, and collectively, the “Buildings”), together with the parking areas, landscaping, walkways, driveways and other improvements related to the Business Park, and as further described on Exhibit A attached hereto and made a part hereof. (The Business Park is also sometimes referred to herein as the “Property”).

Leased Premises:	(a) Twenty-one thousand one hundred forty-two (21,142) rentable square feet of space consisting of the entirety of the first (1st) floor of Building A (the “Premises A”), with exclusive rights to use the loading area in the northwest corner of Building A; and

(b) Sixteen thousand two hundred (16,200) rentable square feet of space on the first (1st) floor of Building C (the “Premises C”); and

(c) Twenty-three thousand four hundred (23,400) rentable square feet of space on the first (1st) floor of Building D (the “Premises D”; Premises A, Premises C and Premises D, are collectively referred to as the “Leased Premises”).

The total rentable square footage of the Leased Premises is sixty thousand seven hundred forty-two (60,742) rentable square feet. A plan of the Leased Premises is attached hereto as Exhibit B and is incorporated herein by reference.
Rentable Areas of Buildings:

Total Rentable Area of Building A	40,780 sq. ft.
Total usable area of Building A	37,240 sq. ft.
Total common area of Building A	3,540 sq. ft.
Usable floor area of Premises A	19,428 sq. ft.
Tenant’s share of Common Area for Building A	1,841 sq. ft. or 52%
Total Rentable Area of Premises A	21,142 sq. ft.

Total Rentable Area of Building C	31,899 sq. ft.
Total usable area of Building C	29,141 sq. ft.
Total common area of Building C	2,758 sq. ft.
Usable floor area of Premises C	14,802 sq. ft.
Tenant’s share of Common Area for Building C	1,407 sq. ft. or 51%
Total Rentable Area of Premises C	16,200 sq. ft.

Total Rentable Area of Building D	46,003 sq. ft.
Total usable area of Building D	42,044 sq. ft.
Total common area of Building D	3,959 sq. ft.

2

Usable floor area of Premises D	21,619 sq. ft.
Tenant’s share of Common Area for Building D	2,019 sq. ft. or 51%
Total Rentable Area of Premises D	23,400 sq. ft.

Business Park Rentable Area:	As of the date hereof, the total rentable square footage of the Business Park is One Hundred Sixty Thousand Five Hundred Eighty-Four (160,584) rentable square feet.

Tenant’s Proportionate Share:	(a) Tenant’s Proportionate Share of Business Park Operating Expenses:

(i) prior to the First Rent Commencement Date, 23.25%, calculated by dividing the total rentable square footage of Premises A and Premises C by the Business Park Rentable Area; and

(ii) from and after the First Rent Commencement Date, 37.83%, calculated by dividing the total rentable square footage of the Leased Premises by the Business Park Rentable Area.

(b) Tenant’s Proportionate Share of Building A, Building B and Building C Operating Expenses (other than Building Specific Expenses): 32.82%, calculated by dividing the rentable square footage of Premises A plus Premises C by the total rentable square footage of Building A, Building B and Building C (as of the date hereof, 113,784 rentable square feet). Tenant’s Proportionate Share of Building A and Building C Building Specific Expenses: 51.4%, calculated by dividing the rentable square footage of Premises A plus Premises C by the total rentable square footage of Building A and Building C (as of the date hereof, 72,679 rentable square feet).

(c) Tenant’s Proportionate Share of Building D Operating Expenses: 50%, calculated by the dividing the rentable square footage of Premises D by the rentable square footage of Building D (as of the date hereof, 46,800 rentable square feet).

Any or all of the above proportionate shares are subject to change from time to time as a result of additions to the Buildings and/or construction of new buildings in the Business Park. The square footage of any new additions or buildings shall be measured using the same measurement method as was used in determining the square footage measurements for the Buildings set forth herein.

Lease Term:	Ten (10) Lease Years (the “Initial Term”; the Initial Term, as it may be extended by any Extension Term, is referred to as the “Lease Term” or the “Term”).

3

Lease Commencement Date:	The date upon which this Lease has been mutually executed and delivered by both parties hereto.

Rent Commencement Dates:	(a) With respect to approximately fifty-five thousand seven hundred forty-two (55,742) rentable square feet of the Premises (comprised of all of the Premises with the exception of 5,000 rentable square feet of Premises A), the earlier of (i) the date that is one hundred twenty (120) days following the later of (x) Tenant’s receipt of the Permits, or (y) Landlord’s delivery of the Premises D to Tenant in broom clean condition and free and clear of any and all existing tenants and subtenants and their personal property (the “Delivery Date”), and (ii) the date that Tenant occupies any portion of Premises D for the conduct of its business (the “First Rent Commencement Date”). Notwithstanding the foregoing definition, if (A) Tenant has not provided Landlord with initial Construction Documents for Premises D for Landlord’s review within ten (10) business days of the Lease Commencement Date and Landlord’s approval of Tenant’s Architect, and/or (B) Tenant has not otherwise complied with the timing requirements set forth in Exhibit C with respect to preparation and approval of the Construction Documents, and/or (C) Tenant does not apply for the Permits within five (5) business days after the date that the Construction Documents and Tenant’s Contractor have been approved by Landlord, then subsection (i) above shall be replaced with "(i) the date that is one hundred twenty (120) days following Landlord’s delivery of Premises D in broom clean condition and free and clear of any and all existing tenants and subtenants and their personal property (the “Delivery Date”)”.

(b) With respect to the remaining 5,000 rentable square feet of the Premises, the date that is forty-five (45) days following the First Rent Commencement Date (the “Second Rent Commencement Date”).

Notwithstanding anything to the contrary contained herein, if the Delivery Date has not occurred by the date that is thirty (30) days after the Lease Commencement Date, then Tenant shall have the right to terminate this Lease upon written notice to Landlord.

Base Rent:

Dates	Annual Rent	Monthly Rent	Rental Rate
From the Lease Commencement Date until the First Rent Commencement Date		$36,564.04	$11.75 per/rsf
From the First Rent Commencement Date until the Second Commencement Date		$54,580.71	$11.75 per/rsf

4

Dates	Annual Rent	Monthly Rent	Rental Rate
From the Second Rent Commencement Date until the last day of the second Lease Year	$713,718.50	$59,476.54	$11.75 per/rsf
For the third Lease Year	$789,646.00	$65,803.83	$13.00 per/rsf
For the fourth and fifth Lease Years	$880,759.00	$73,396.58	$14.50 per/rsf
For the sixth Lease Year	$911,130.00	$75,927.50	$15.00 per/rsf
For the seventh Lease Year	$941,501.00	$78,458.42	$15.50 per/rsf
For the eighth Lease Year	$971,872.00	$80,989.33	$16.00 per/rsf
For the ninth Lease Year	$1,002,243.00	$83,520.25	$16.50 per/rsf
For the tenth Lease Year	$1,032,614.00	$86,051.17	$17.00 per/rsf

The Base Rent for the Extension Term(s) will be determined pursuant to Section Four hereof.

Lease Year:	Each successive twelve (12) calendar month period comprising the Term, except that the first (1st) Lease Year of the Term may be greater than twelve (12) calendar months and shall commence on the Lease Commencement Date and end on the last day of the month in which the first (1st) anniversary of the First Rent Commencement Date occurs (unless the First Rent Commencement Date occurs on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the First Rent Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first (1st) Lease Year or an anniversary thereof, and shall end on each anniversary of the last day of the first (1st) Lease Year.

Commencement Date Memorandum:	Landlord and Tenant shall execute a Commencement Date Memorandum in the form of Exhibit O hereto within thirty (30) days following the First Rent Commencement Date setting forth the First Rent Commencement Date, the Second Rent Commencement Date, the date on or before which a Termination Notice must be given by Tenant to exercise the Termination Option, the Early Termination Date and the Notice Date for each Extension Option; provided, however, any failure by either party to execute such memorandum shall not affect any of such dates.

1.3 Uses.

Permitted Uses:	See Section Two hereof.

Security Deposit:	Cash security deposit of $23,912.00 (currently being held by Landlord), and an irrevocable letter of credit in the amount of $76,088.00, subject to reduction as set forth in Section Six hereof.

Parking:	Not less than four (4) unreserved parking spaces per 1,000 rentable square feet of the Leased Premises (i.e., based on the current square footage of the Leased Premises, 243 parking

5

spaces) in the lots primarily serving Buildings A, C and D, as shown on Exhibit B attached hereto. As part of such parking allocation, Tenant shall be entitled to the exclusive use of ten (10) reserved parking spaces in the parking lot serving Building D, as shown on said Exhibit B.

Tenant Improvement Allowance:	See Section Eight hereof.

Termination Option:	See Section Thirty-Six hereof.

Right of First Offer:	See Section Thirty-Seven hereof.
1.4 Exhibits.

Exhibit A	Business Park Description
Exhibit B	Plan of the Leased Premises
Exhibit C	Tenant’s Work and Alterations
Exhibit D	Rules & Regulations
Exhibit E	Form of Letter of Credit
Exhibit F	Form of Landlord’s Waiver Agreement
Exhibit G	Description of Existing Lease
Exhibit H	Exclusions from Building Operating Expenses
Exhibit I	Rights of Existing Tenants
Exhibit J	Generator Provisions
Exhibit K	Cleaning Specifications
Exhibit L	Form of SNDA
Exhibit M	Form of Confidentiality and Access Agreement
Exhibit N	Form of Financial Statement Confidentiality Agreement
Exhibit O	Commencement Date Memorandum

6

LEASE AGREEMENT
     This LEASE AGREEMENT is made having an effective date as of the 1st day of October, 2007, between BIRCHWOOD FORTUNE – SPVEF, LLC, a Delaware limited liability company, having a mailing address in care of Hall Investment Holdings LLC, 40 Beach Street, Suite 203, Manchester, Massachusetts 01944 (hereafter “Landlord”), and SERACARE LIFE SCIENCES, INC., a Delaware corporation, having a principal place of business at 375 West Street, West Bridgewater, MA 02379 (hereafter “Tenant”).
     In consideration of the rents and terms set forth below, Landlord leases to Tenant and Tenant rents from Landlord the Leased Premises, together with (i) the right to use (subject to the terms and conditions hereof), in common with others, the common areas of Building A, Building C, and Building D (the “Building Common Areas”), and the common areas (including inner surfaces/voids of interior perimeter walls, and any space in the Buildings used for shafts, stacks, pipes, conduits, wires, risers, feeders, and appurtenant fixtures, fan rooms, ducts, electric cable, telecommunication wiring or other utilities (the “Inner Common Areas”) of the Business Park, and (ii) the appurtenances specifically granted in this Lease, but reserving to Landlord (subject to the terms and conditions hereof) the use of the exterior walls and the roof of each Building (provided that Tenant shall, subject to Tenant’s compliance with the terms and conditions hereof, have the right to make use of the roof as necessary to install, maintain, repair or replace any HVAC, trade fixtures, machinery or other equipment presently installed on the roof by Tenant or to be installed as part of the Tenant Work or any future alteration) and the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and building service fixtures and equipment leading to the Leased Premises in locations which will not materially interfere with Tenant’s use of the Leased Premises or access thereto.
SECTION TWO – USE
     The Leased Premises shall be used by Tenant, subject to applicable zoning and in accordance with all Legal Requirements (as hereinafter defined), for laboratory (including, without limitation, research and development and animal research and testing facility), manufacturing, office, storage and warehouse and other incidental customary uses, but for no other use or purpose.
SECTION THREE – LEASE TERM AND BASE RENTAL
     The Lease Term shall commence on the Lease Commencement Date and expire on the last day of the tenth (10th) Lease Year, subject to extension or early termination as set forth herein.
     Commencing on the applicable Rent Commencement Dates, Base Rent shall be due in equal monthly installments on the first day of each calendar month included in the Lease Term, in advance and pro-rated for any portion of the calendar month included at the beginning or end of said Lease Term, payable in advance on the first day of such portion. All rent due hereunder shall be paid in lawful money of the United States, in advance and without abatement, offset, deduction, prior notice or demand except as otherwise provided herein, and, except to the extent specifically provided herein, the covenant to pay rent shall be independent of every other covenant in this Lease. The term “rent” as used herein shall include Base Rent, Tenant’s Operating Expenses for which Tenant is liable hereunder, and all other sums due hereunder to Landlord.
SECTION FOUR – EXTENSION OPTION
     Provided that (i) Tenant, Affiliates, Permitted Assignees and Tenant Partners are, in the aggregate, occupying at least eighty percent (80%) of the Leased Premises, and (ii) Tenant is not in

7

Default under this Lease nor has Tenant been in Default in the payment of Base Rent or estimated monthly payments of Tenant’s Operating Expenses more than three (3) times within the immediately preceding twelve (12) month period, Tenant shall have three (3) successive options (each, an “Extension Option”) to extend the Lease Term for periods of five (5) years each (each, an “Extension Term”), the first of which Extension Term shall commence on the termination date of the Initial Term, the second of which shall commence on the day immediately following the expiration of the first Extension Term, and the third of which shall commence on the day immediately following the expiration of the second Extension Term, said extended Lease Terms to be on the same terms and conditions as the Lease except that (i) the Lease shall contain no further options to extend after the expiration of the third Extension Term, and (ii) the Base Rent applicable to each Extension Term shall be computed as set forth below. Tenant shall provide written notice (“Tenant’s Extension Notice”) to Landlord of its determination to exercise each such Extension Option no later than twelve (12) months prior to the expiration of the then current Lease Term (“Notice Date”), otherwise Tenant’s option to extend is waived. Time is of the essence with respect to the exercise of each Extension Option.
     The Base Rent due for each Extension Term shall be the fair market rental rate (the “Extension Rental Rate”) for the Leased Premises, which is defined as the then prevailing fair market triple net rental rate for office space at comparable property in the market area of the Business Park, excluding the value of any Alterations or other improvements made to the Leased Premises that were paid for by Tenant and taking into consideration factors such as (i) the percentage of the total Business Park occupied by Tenant, (ii) Tenant’s contribution to the operating costs of the Business Park, and (iii) any other relevant factors either Tenant or Landlord wishes to bring to the attention of the other or to a real estate professional called upon to assist in the determination of the fair market rental rate. The Extension Rental Rate shall be determined as follows: in the event Tenant timely exercises an Extension Option in accordance herewith, within ten (10) business days after Landlord receives Tenant’s Extension Notice, Landlord shall notify Tenant in writing of Landlord’s good faith determination of the fair market rental rate (“Landlord’s Extension Term Rental Notice”), which notice shall set forth in reasonable detail Landlord’s determination of such fair market rental rate and shall provide separately, if Landlord wishes, rent concessions and/or tenant improvement allowances that Landlord may wish to offer, and the amount by which Landlord’s estimate of the fair market rental rate would increase as a result of the granting of such concessions (the “Concession Rate Amount”) and shall set forth Landlord’s determination of the expiration date of the Negotiation Period. Tenant shall have ten (10) business days from the date of Landlord’s Extension Term Rental Notice to either accept or dispute Landlord’s determination of the fair market rental rate. In the event that Tenant disputes Landlord’s determination of the fair market rental rate, Tenant shall so notify Landlord and advise Landlord of Tenant’s determination of the fair market rental rate (which notice shall set forth in reasonable detail Tenant’s determination of the fair market rental rate as well as concessions and improvement allowances it may be seeking, including an alternate Concession Rate Amount). If Landlord and Tenant cannot agree upon the Extension Rental Rate within sixty (60) days of the date of Landlord’s Extension Term Rental Notice (the “Negotiation Period”), Tenant, at Tenant’s option, shall give Landlord, within three (3) business days of the expiration of the Negotiation Period, one of the following written notices: (a) a written notice revoking Tenant’s exercise of such Extension Option, or (b) a written notice stating that Tenant wishes to submit the matter to arbitration as set forth herein. If Tenant does not provide either notice, the exercise of such Extension Option shall be deemed revoked. If option (b) is chosen, Landlord and Tenant shall simultaneously exchange, on the fifth (5th) business day following the expiration of the Negotiation Period, statements setting forth each such party’s final determination of the fair market rental rate (each, a “Statement of Rental Rate”), including any Concession Rate Amount (separately stated), together with such backup information as to such party’s determination of the fair market rental rate and/or any Concession Rate Amount as such party wishes to include(and, in the case of Landlord, the fair market rental rate in such Statement of Rental Rate shall not be greater than that set forth in Landlord’s Extension Term Rental Notice and, in the case of Tenant, the fair market rental rate in such Statement of Rental Rate shall not be

8

less than that set forth in Tenant’s initial determination of the fair market rental rate provided in response to Landlord’s Extension Term Rental Notice); provided, however, that if one party does not submit a Statement of Rental Rate, then the determination of the fair market rental rate set forth in the other party’s Statement of Rental Rate shall be established as the Extension Rental Rate applicable to such Extension Term. If both parties receive the other party’s Statement of Rental Rate within such time and the higher of the two (2) determinations of the fair market rental rate is equal to or less than 110% of the lesser determination, then the Extension Rental Rate shall be the average of the two determinations. Otherwise, Landlord and Tenant shall mutually select a real estate professional with at least ten (10) years’ continuous experience in the business of appraising or marketing multi-tenant mix-use buildings in the greater Boston area (the “Valuation Expert”) to resolve the dispute as to the Extension Rental Rate. If Landlord and Tenant cannot agree upon the designation of the Valuation Expert within ten (10) business days of the exchange of the Statements of Rental Rate, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Valuation Expert. Within five (5) business days of the selection of the Valuation Expert, Landlord and Tenant shall each submit to the Valuation Expert a copy of its Statement of Rental Rate, together with any supporting material. The Valuation Expert shall not perform his own valuation, but rather, shall, within fifteen (15) business days after receipt of such submissions, select as the Extension Rental Rate the submission which the Valuation Expert concludes most closely and accurately reflects the fair market rental rate for the Leased Premises and the fair market rental rate set forth in that submission shall be the Extension Rental Rate for such Extension Term. The Valuation Expert shall give notice of his or her determination to Landlord and Tenant, and such decision shall be final and conclusively binding upon Landlord and Tenant. In addition, Tenant shall be entitled to elect to take advantage of the concessions last offered by Landlord and include the Concession Rate Amount in the Extension Rental Rate by notice to Landlord given within thirty (30) days of the final determination by the Valuation Expert. Each party shall pay the fees and expenses of any real estate professional such party retains and such party’s counsel, if any, in connection with any proceeding under this paragraph, and the party whose determination of the fair market rental rate was determined by the Valuation Expert not to most accurately and closely reflect the fair market rental rate of the Leased Premises shall pay the fees and expenses of the Valuation Expert.
     Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days after the determination of the Extension Rental Rate (in accordance with the procedure set forth above) for the applicable Extension Term, which amendment shall set forth the Extension Term, the Extension Rental Rate, and all other terms and conditions for such Extension Term; provided, however, any failure to execute such amendment shall not affect such Extension Term or any terms or conditions for Tenant’s leasing of the Premises for the applicable Extension Term.
SECTION FIVE – OPERATING EXPENSES
     In addition to the rent required by Section Three, Tenant shall also pay Tenant’s Operating Expenses (as defined in Section Ten) to Landlord during the Lease Term.
     For each calendar year falling entirely or partly within the Lease Term, Tenant shall make advanced estimated monthly payments to Landlord, each payment to cover one-twelfth (1/12) of Tenant’s Operating Expenses expected to be incurred during the current calendar year. The amount of such monthly payments shall be determined as follows: before the beginning of each calendar year, Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable good faith estimates (based on costs of which Landlord is aware and other reasonable assumptions of Landlord) of the amount of Tenant’s Operating Expenses expected to be incurred during such calendar year. Tenant shall pay to Landlord on the first day of each month following receipt of such statement (beginning with the first day of the month that is at least 30 days after receipt of such statement) an amount equal to one-twelfth (1/12) of anticipated Tenant’s Operating Expenses for such calendar year, with appropriate adjustments if any

9

period includes less than one (1) full month. If at any time during the Lease Term, Landlord, in its reasonable discretion, determines it appropriate to revise Tenant’s Operating Expense estimates, Landlord may submit revised reasonable good faith estimates to Tenant (which revised estimate shall set forth in reasonable detail the reason for such adjustment), and commencing with the next monthly payment to be made by Tenant that is at least thirty (30) days after the notice of such adjustment, an appropriate adjustment shall be made to the amount being paid by Tenant; provided Landlord shall not make an adjustment to Tenant’s Operating Expenses more than twice in any Lease Year. Within ninety (90) days after the expiration of each calendar year during the Lease Term, Landlord shall submit to Tenant a statement certifying (i) actual overall Business Park Operating Expenses, Building D Operating Expenses, Building A, Building B and Building C Operating Expenses, and Building Specific Expenses for Buildings A, B and C, and Landlord’s determination of Tenant’s Operating Expenses for the preceding calendar year, including commercially reasonable backup detailing all of such Operating Expenses (ii) the aggregate amount of the estimated payments, if any, made by Tenant, and (iii) any credit to which Tenant is entitled. Tenant shall deduct any overpayment from its next estimated payment or payments for Tenant’s Operating Expenses for the then current year, or if it relates to the last Lease Year, Landlord shall pay to Tenant the amount of such overpayment concurrently with the delivery of such statement. If Tenant’s actual liability for such Tenant’s Operating Expenses exceeds the estimated payments, if any, made by Tenant, then Tenant shall pay to Landlord, within thirty (30) business days of Tenant’s receipt of such statement, the total amount of such deficiency.
     Tenant’s liability for Tenant’s Operating Expenses for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s actual liability shall survive the expiration of the Lease Term. All determinations relative to Tenant’s Operating Expenses shall be pro-rated, on a per diem basis, for any portion of the billing period included at the beginning or end of the Lease Term.
     For a period of one (1) year following receipt by Tenant of any year-end statement submitted pursuant to this Section Five, Tenant, or an independent certified public accountant designated by Tenant and reasonably approved by Landlord, shall have the right, during regular business hours and after giving ten (10) days’ advance written notice to Landlord, to inspect and audit Landlord’s books and records relating to Tenant’s Operating Expenses billed during such calendar year falling within the Lease Term and covered by such year end statement. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied. If as a result of such audit it becomes clear that an error was made in the calculation of Tenant’s Operating Expenses, then an appropriate adjustment to Tenant’s Operating Expenses shall be made promptly. If an audit establishes that Landlord’s accounting of Tenant’s Operating Expenses was overstated by ten percent (10%) or more, Landlord shall pay Tenant’s expense of the audit.
SECTION SIX – SECURITY DEPOSIT
     Landlord and Tenant acknowledge that Landlord is currently holding a security deposit of Twenty-Three Thousand Nine Hundred Twelve and 00/100 ($23,912.00) Dollars (the “Cash Security Deposit”) provided by Tenant in connection with the Existing Lease (as hereinafter defined). Tenant has this day deposited with Landlord an irrevocable letter of credit (the “Letter of Credit”), in the form of Exhibit E attached hereto and issued by a financial institution reasonably acceptable to Landlord, in the amount of Seventy-Six Thousand Eighty-Eight and 00/100 ($76,088.00) Dollars, which Letter of Credit, together with the Cash Security Deposit will be held by Landlord as the “Security Deposit” for the performance by Tenant of its obligations under this Lease beyond any applicable notice and cure periods. Any cash Security Deposit received from Tenant hereunder shall be maintained in a segregated, interest bearing account with interest paid annually to Tenant. So long as Tenant is not in Default on the last day

10

of any Lease Year, and there are no amounts due to Landlord hereunder and unpaid on the last day of any Lease Year, the Security Deposit shall be reduced by Fifteen Thousand Dollars ($15,000.00) on the last day of such Lease Year until the amount of the Security Deposit required to be maintained hereunder is Twenty-Five Thousand Dollars ($25,000.00) (such that if Tenant is entitled to all such reductions, on the first day of the sixth Lease Year the Security Deposit shall be $25,000.00), provided that if there are any amounts due to Landlord hereunder and unpaid on the last day of any Lease Year, then Landlord shall identify such amounts in written notice to Tenant, and the Security Deposit shall be reduced by Fifteen Thousand Dollars ($15,000.00) upon Tenant’s payment of such amounts before the expiration of applicable cure periods. Such permitted reductions shall first be made from the Cash Security Deposit, and when the total Cash Security Deposit has been returned to Tenant, the remaining reductions shall be made by amendment to the Letter of Credit.
     If the financial institution that issues the Letter of Credit notifies Landlord that it will not renew the Letter of Credit prior to its expiration, Tenant may provide Landlord with a replacement letter of credit meeting the requirements of this Lease, provided that such replacement letter of credit must be received by Landlord at least fifteen (15) business days prior to the expiration of the Letter of Credit. In the event that the Letter of Credit is not so replaced by Tenant, Landlord may draw all or a portion of the Letter of Credit and hold the proceeds as a cash security deposit in accordance with this Lease, but in that event, Tenant shall, no later than fifteen (15) days following the expiration date of such letter of credit, provide Landlord with a new letter of credit meeting the requirements of this Lease and, upon receipt of such letter of credit, Landlord shall promptly return such cash security deposit to Tenant.
     If there shall be any Default by Tenant, Landlord may apply any part of such Security Deposit to cure such Default or to reimburse the Landlord for any actual out-of-pocket costs Landlord may incur by reason of such Default. In the case of every such application or retention, Tenant shall, upon receipt of an accounting of any such sums, within five (5) business days of demand, pay to the Landlord the sum so applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount. Within thirty (30) days of the end of the Lease Term or at any earlier termination date, if Tenant shall not be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned to the Tenant, provided that if Tenant is so in default, the Security Deposit, or any balance thereof, may be applied to such cure (in which case Landlord shall provide Tenant with an accounting as to the use and application of the Security Deposit or any portion thereof and the balance shall be returned to Tenant). If the Business Park or any Building of which the Leased Premises are a part is sold, Landlord shall transfer and assign the Security Deposit and Letter of Credit to the purchaser, and, upon such transfer and assignment, Landlord shall be released by Tenant from all liability for the return of such Security Deposit to the extent that Landlord actually transfers and assigns the Security Deposit (or provides a credit at closing to such purchaser in the amount of any cash Security Deposit), and Tenant agrees to look to the new Landlord solely for return of said Security Deposit. Tenant agrees that it will not assign or encumber moneys deposited as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignments or attempted encumbrances.
SECTION SEVEN – FINANCINGS
     (a) Landlord Financings. This Lease is and shall be subordinate to the lien of any Mortgage encumbering the Property, provided, however, in the event of the foreclosure or termination of such mortgage, such mortgagee for itself and its successors and assigns agrees to be prospectively bound hereunder, and that the rights of Tenant hereunder will continue in full force and effect as a direct lease between Tenant and such mortgagee so long as Tenant continues to comply with all its obligations hereunder within any applicable grace or cure periods (subject to the terms of any applicable Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) between Tenant, Landlord and

11

such mortgagee), and provided that Tenant, Landlord and the holder of such Mortgage shall have executed and delivered a SNDA. Landlord agrees to provide to Tenant, on the Lease Commencement Date, a SNDA in the form of Exhibit L attached hereto and made a part hereof. Landlord further agrees to provide to Tenant, in connection with any future financings of the Property, a SNDA, substantially in the same form as Exhibit L (with such commercially reasonable changes as may be requested by such subsequent lender). “Mortgage” includes any mortgage, deed of trust or ground lease, together with any amendments, additional advances, restatements, modifications or consolidations of such instrument. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its Mortgage and gives written notice thereof to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof.
     (b) Tenant Financings. Landlord disclaims and waives any statutory or common-law “landlord’s lien” or other lien or security interest on or in, or right of levy, distraint or execution against any tangible or intangible personal property (including, but not limited to, inventory and accounts) or trade fixtures of Tenant whether or not located in the Leased Premises. At the request of Tenant, Landlord shall execute and deliver to Tenant or its lenders a release and waiver of any such lien rights or other interests in Tenant’s personal property, including, but not limited to, inventory, accounts and trade fixtures, and confirming that Landlord has not and will not claim a lien on any such property and permitting such lender access to the Leased Premises in order to secure any such property Tenant may have offered as collateral, such waiver and release to be in the form of Exhibit E (with such commercially reasonable changes as may be agreed to by Landlord and such lender).
     For purposes of this lease, the term “trade fixtures” shall mean all trade fixtures, machinery and equipment owned or installed by Tenant, whether or not affixed to the Buildings or Leased Premises or any improvements or buildings thereon, including all hoods, reactors, benches, vessels, dryers, cages, racks, animal feed and hydration systems, autosamplers, centrifuges, incubators, plexiglass enclosures, evaporators, refrigeration equipment, laboratory equipment, storage systems, filtration systems, measuring and testing equipment and any other fixtures, machinery and equipment that may be installed or replaced by Tenant from time to time, excluding ordinary general lighting and general, non-specialized HVAC, mechanical, electrical or plumbing systems installed by Tenant. Landlord and Tenant agree that Tenant’s refrigeration units, freezer units and powder room described in Section Five of the Existing Lease for Premises C are no longer subject to any security interest in favor of Landlord.
SECTION EIGHT – CONDITION OF THE LEASED PREMISES AND IMPROVEMENTS
     Tenant hereby accepts the Property and the Leased Premises in their present condition, subject to all Legal Requirements and any representations and warranties and covenants of Landlord herein contained (if any). Except as specifically set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the Leased Premises or the suitability of the Property or the Leased Premises for Tenant’s intended use, and except as specifically set forth herein, no agreement of Landlord to alter, remodel, decorate, clean or improve the Property or the Leased Premises (or to provide Tenant with any credit or allowance for the same), have been made by or on behalf of Landlord or relied upon by Tenant. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and the Leased Premises and is not relying on any representations of Landlord or any broker with respect thereto except as specifically set forth herein. Notwithstanding the foregoing, on the Delivery Date, Landlord agrees to deliver Premises D, and Tenant shall not be deemed to have accepted Premises D until Landlord shall have delivered Premises D, in the condition described in Section 1 hereof.
     “Tenant Work” shall mean any and all work, whether performed before or after the Lease Commencement Date, including, without limitation, demolition, improvements, additions and alterations,

12

(a) in or to Premises D performed by Tenant in connection with Tenant’s initial occupancy of Premises D (the “Premises D Work”), and (b) to Premises A and Premises C, such Tenant Work to be completed prior to the last day of the twenty-fourth (24th) full calendar month after the First Rent Commencement Date. All Tenant Work shall be performed in accordance with the terms and conditions of Exhibit C attached hereto and made a part hereof.
     Notwithstanding anything to the contrary contained herein, provided Tenant is not then in Default, Landlord shall contribute up to One Million Two Hundred Thousand and 00/100 ($1,200,000.00) Dollars (the “Tenant Improvement Allowance”) toward the hard costs and soft costs (e.g., design fees, project management fees, permits, etc.) of the construction of the Tenant Work, all to be performed by Tenant in accordance with the terms and provisions of this Lease, provided, however, that no more than Three Hundred Thousand and 00/100 ($300,000.00) Dollars of the Tenant Improvement Allowance shall be applied to soft costs. The Tenant Improvement Allowance may not be used to purchase or install personal property or trade fixtures. The Tenant Improvement Allowance shall be disbursed from time to time as requisitioned by Tenant, not more than five (5) times in any calendar year, within forty-five (45) days after requisition in accordance herewith. For each disbursement, Tenant shall submit a requisition package to Landlord, with an itemization of the costs being requisitioned, a certificate by an officer of Tenant that all such costs are entitled to be paid out of the Tenant Improvement Allowance and have been incurred by Tenant, invoices and bills for the work performed or materials purchased for which Tenant is seeking payment from the Tenant Improvement Allowance since the last requisition, and with respect to Tenant’s general contractor and any subcontractors, lien waivers in statutory form with respect to payments made prior to the current requisition and amounts due through the current requisition. Requisitions may be submitted no earlier than forty-five (45) days after any prior requisition. Landlord and its lender shall be entitled to inspect such completed Tenant Work. Tenant’s final requisition shall be made no later than the date that is the last day of the thirtieth (30th) full calendar month following the First Rent Commencement Date. Tenant shall not be entitled to a credit for any portion of the Tenant Improvement Allowance not used. Except as otherwise set forth herein, all costs of any Tenant Work in excess of the Tenant Improvement Allowance shall be paid by Tenant promptly when due, provided, however, that Tenant shall have the right to, in good faith, dispute the amount of such costs, provided that such dispute does not result in the filing of any liens against the Property which Tenant does not either bond over or otherwise promptly release as set forth in paragraph 4 of Exhibit C hereof.
SECTION NINE – COMMON AREAS
     Landlord shall make available to Tenant exterior common areas at all times, including without limitation, driveways, parking areas, walkways, exterior entrances, exits and the like, as the Landlord shall reasonably deem appropriate, but in no event less than that provided to other buildings within the Business Park which are not being leased by Tenant. Landlord shall operate, manage, maintain, equip, police, light and repair the exterior common areas for their intended purposes in such manner as the Landlord shall reasonably determine, but consistent with the standard set forth in the last sentence of this paragraph. Landlord may from time to time change the size, location or nature of any exterior common area; provided, that in the event of any change or changes, Landlord shall provide Tenant with no less than four (4) parking spaces per one thousand square feet of the Leased Premises, each building shall be served by a parking lot, Tenant shall have exclusive use of ten (10) reserved parking spaces in the parking lot serving Building D, and Landlord shall not change Tenant’s access to the Leased Premises. Any change in the exterior common areas shall not unreasonably interfere with the use and enjoyment of the Leased Premises by Tenant, and such changes shall be accomplished in a manner so as to cause as little interference with the conduct of Tenant’s business as is reasonably possible. Landlord agrees to keep and maintain the exterior common areas in a good, clean and efficient manner comparable to similar first-class business parks in the Milford/Franklin/Hopkinton market area. Notwithstanding anything to the contrary contained herein, Tenant shall, subject to the terms hereof, have the right to (without notice to or

13

the consent of Landlord) repair, maintain or replace its existing facilities, utilities and equipment in the Inner Common Areas and on the roofs of Buildings A, C, and D, provided that Tenant shall not unreasonably interfere with other tenants’ facilities, utilities and/or equipment located in the Inner Common Areas or on such roofs.
     During the Term, Tenant shall have the right to use in common with others entitled thereto the Building Common Areas which include the common lobbies, hallways, elevators, lavatories and stairways, inner surfaces/voids of interior perimeter walls, and any Inner Common Areas of the Business Park that serve Buildings A, C and/or D, subject to the Rules and Regulations (as hereinafter defined) and Section 13 hereof. Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that Tenant shall have the right to access the Inner Common Areas and the roofs of Building A, Building C and Building D to install, maintain, repair and replace its existing telecommunication and other equipment and heating, ventilating and air conditioning unit(s) serving the Leased Premises, provided that (i) with respect to any proposed new use of any Inner Common Areas, prior to any use thereof, Tenant shall provide written notice to Landlord describing the manner in which Tenant will be using such Inner Common Areas, and Landlord shall have the right to reasonably restrict Tenant’s use thereof, and (ii) Tenant may not make any additional rooftop installations without Landlord’s consent (not to be unreasonably withheld), Tenant shall repair any damage caused by Tenant’s installation, maintenance, repairs, replacements or equipment located on any roof, Tenant shall maintain all such rooftop installations in good condition and repair, and Tenant shall comply with Landlord’s commercially reasonable requirements with respect to such rooftop equipment. Landlord agrees to keep and maintain the Building Common Areas in a good, clean and efficient manner comparable to similar first-class business parks in the Milford/Franklin/Hopkinton market area.
     For the avoidance of doubt, Landlord confirms that during the Term the Tenant shall have the right to use in common with others entitled thereto the portions of the Leased Premises that are not formally designated as Building Common Areas but which nonetheless contain or support common building functions such as elevator equipment rooms and electrical distribution closets. Notwithstanding that these areas may be within the Leased Premises, Landlord shall keep and maintain these areas and any equipment therein in a good, clean and efficient manner comparable to similar first-class business parks in the Milford/Franklin/Hopkinton market area, and Tenant shall only have responsibility for the maintenance and repair of Tenant’s own equipment and installations therein, if any.
     Tenant, its officers, employees, agents, customers and invitees shall have the right, in common with the Landlord, all others within the Business Park, and tenants of each of Buildings A, B, C and D, to whom the Landlord has or may hereafter grant rights, to the nonexclusive use of the exterior common areas at all times subject to such reasonable rules and regulations as the Landlord may adopt from time to time applicable to, and uniformly enforced against, all tenants within the entire Business Park, including without limitation, the designation of specific areas in which automobiles owned by Tenant, its officers, employees and agents must be parked, subject to Tenant’s rights regarding parking herein contained. Tenant agrees after notice thereof to observe and abide by such rules and regulations to the extent not in direct conflict with the rights and privileges herein contained. Tenant shall upon request furnish to Landlord a description and the license plate numbers of the automobiles operated by Tenant, its officers, employees and agents. The Landlord may (upon at least 24 hours advance notice to Tenant, except in case of emergency) at any time temporarily close any exterior common area to make repairs or changes or to discourage non-customer parking and may do such other acts in and to the exterior common areas as in its judgment may be desirable to improve the convenience thereof; provided, however, that such temporary closures or other acts do not materially and adversely interfere with Tenant’s access to or use and enjoyment of the Leased Premises.

14

     Landlord shall designate ten (10) reserved parking spaces for the exclusive use of Tenant in the parking area serving Building D as shown on the plan attached hereto as Exhibit B.
SECTION TEN – UTILITIES, MAINTENANCE, OPERATING EXPENSES AND IMPOSITIONS DEFINED
     Tenant shall be responsible and pay all charges for (a) gas and electric service to the Leased Premises which shall be separately metered, (b) telephone installation and service, and (c) the maintenance of all heating and air conditioning and freezer and refrigeration units either located within the Leased Premises or serving any portion of the Leased Premises only.
     Landlord shall furnish to the Property lawn and landscaping maintenance and service, and snow and ice maintenance and removal. Landlord shall furnish the following to the Buildings: (i) sewerage disposal system maintenance and service, (ii) passenger elevators, (iii) hot and cold water, (iv) maintenance and repair of such portions of the heating, ventilation and air-conditioning system as serve the Buildings (as opposed to any heating, ventilation and air-conditioning system that serves only certain premises located within any Building), and (v) electricity for common area lighting purposes. In addition, Landlord shall provide periodic janitorial services to the Building Common Areas in accordance with the cleaning specifications (including the level and frequency of service) attached hereto as Exhibit K, as well as access and availability of an exterior located refuse container for common use of all tenants of the Buildings, and shall maintain a building directory in the lobby of each Building. If Tenant makes use of the HVAC maintenance service set forth in clause (iv) above at hours other than during “normal operating hours,” which as between Landlord and Tenant, is defined to be the hours 7:30 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday, Tenant shall pay Landlord’s standard charges for such services applicable to all tenants (which charges are currently $50/hour). Landlord shall not be required to furnish services on Sundays or Legal Holidays. Landlord shall not be liable for any partial or full stoppage or interruption of any of said services or utilities unless caused by Landlord’s negligence, in which case Tenant’s remedies are limited to those specifically set forth herein; provided, however, such limitation of remedies shall not apply in the event of interruption of services or utilities caused by Landlord’s gross negligence or intentional misconduct. Notwithstanding anything to the contrary contained herein, if any essential services (such as HVAC, electricity, water, passenger elevators if necessary for reasonable access to the Leased Premises, etc.) supplied by Landlord are interrupted, and such interruption (a) does not reasonably permit Tenant to use any portion of the Leased Premises, and (b) is a result of Landlord’s negligence or intentional misconduct, Tenant shall be entitled to an equitable abatement of rent and Tenant’s Operating Expenses beginning on the date of such interruption, provided that such abatement shall not apply if there is such an interruption in services, but such services are available to Tenant via Tenant’s connection to a generator (as further described in Section Eleven hereof). The abatement shall end when such services are restored, and Tenant is able to use the entire Leased Premises to conduct its business operations therein. Further, if such interruption, described in (a) and (b) of the prior sentence continues for more than five (5) months, Tenant shall have the option to terminate the Lease. To exercise this option, Tenant must give Landlord notice of the termination within ten (10) days after the end of said five (5) month period; provided, however, such termination will not be effective if such services are restored, and Tenant is able to use the entire Leased Premises to conduct its business operations therein prior to the expiration of such ten (10) day notice period. Landlord shall use commercially reasonable efforts to restore the any interrupted services (or arrange for alternative service). Interruptions of services resulting from casualty or condemnation shall be governed by Sections Nineteen and Twenty hereof.
     The term “Tenant’s Operating Expenses” shall include without duplication (a) Tenant’s Proportionate Share of Business Park Operating Expenses (as hereinafter defined and as set forth in Section 1 hereof), (b) from and after the First Rent Commencement Date, Tenant’s Proportionate Share of

15

Building D Operating Expenses (as hereinafter defined and as set forth in Section 1 hereof), (c) Tenant’s Proportionate Share of Building A, Building B and Building C Operating Expenses (excluding Building A, Building B and Building C Building Specific Expenses) (all as hereinafter defined and as set forth in Section 1 hereof), and (d) Tenant’s Proportionate Share of Building A and Building C Building Specific Expenses (all as hereinafter defined and as set forth in Section 1 hereof).
     The term “Business Park Operating Expenses” as used herein, means any and all actual out-of-pocket costs and expenses incurred in accordance with generally accepted accounting principles (“GAAP”) in connection with owning, operating, maintaining, repairing, replacing (to the extent set forth herein), improving and managing the exterior common areas of the Business Park including, but not limited to the following:
          i. the cost for utilities consumed for lighting of exterior common areas (including but not limited to the roadways, the parking lots, and the landscaped areas) within the Business Park to the extent the same are not properly chargeable to other tenants;
          ii. the cost of water and sewerage to the Business Park to the extent not properly chargeable to other tenants or other leaseable space;
          iii. the cost of wages, fringe benefits, payroll taxes, worker’s compensation, insurance premiums and other similar costs for employees or contractors engaged on a full time basis in connection with servicing the Business Park and an appropriate portion of the same with respect to employees or contractors so engaged on a part time basis;
          iv. the cost of insurance obtained by Landlord relating to insuring the Business Park;
          v. the cost of services obtained for the benefit of the exterior common areas of the Business Park, including but not limited to rubbish and snow removal, repairs and replacements to parking lots and lighting, gardening and landscaping and signage;
          vi. except as otherwise provided for herein, the out-of-pocket cost of legal fees and expenses, and accounting and auditing fees and expenses required for operation of the Business Park, but excluding the cost of routine tax return preparation;
          vii. any and all costs (to the extent that such costs are allocable to such property manager’s work at the Business Park) associated with the purchase (amortized on a straight-line basis over the useful life of such vehicle), use, maintenance, and repair of an automobile used by the property manager in connection with his duties at the Business Park; such costs may include, but are not limited to, lease payments, cost of gas, repairs, automobile insurance, etc.; and
          viii. a management fee, not to exceed four percent (4%) of the gross operating revenue derived from the Property (and in no event shall “gross operating revenue” include revenue or proceeds from capital events (such as proceeds of sales or refinancings) or extraordinary or non-recurring items (such as insurance proceeds or rent termination payments)).
     The following items shall be excluded from “Business Park Operating Expenses”: any items listed on Exhibit H attached hereto, capital expenditures (except as specifically set forth herein) and depreciation for the Buildings.
     The term “Building Operating Expenses” as used herein, means any and all out-of-pocket operating costs and expenses incurred in accordance with GAAP in connection with owning, operating,

16

maintaining, repairing, replacing (to the extent specifically set forth herein), improving and managing the Buildings including, but not limited to the following: Impositions (as hereinafter defined); maintenance, repair and replacement (to the extent specifically set forth herein) of the heating, ventilation, air conditioning, plumbing, electrical, mechanical and utility, and safety systems; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning of the common areas of the Building; refuse removal; security; utility services attributable to the interior common areas of the Buildings; Building personnel costs to the extent that such costs are not duplicative of those included within Business Park Operating Expenses; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; insurance premiums, fees and impositions (to the extent that such premiums have not been included in Business Park Operating Expenses); fees for required licenses and permits; and a property management fee to the extent that such fee is not duplicative of the fee included within Business Park Operating Expenses (such fee not to exceed four percent (4%) of gross operating revenue derived from the Buildings (and in no event shall “gross operating revenue” include revenue or proceeds from capital events (such as proceeds of sales or refinancings) or extraordinary or non-recurring items (such as insurance proceeds or rent termination payments)). The following items shall be excluded from “Building Operating Expenses”: any items listed on Exhibit H attached hereto, capital expenditures (except as specifically set forth herein) and depreciation for the Buildings. “Building D Operating Expenses” as used herein means Building Operating Expenses incurred with respect to Building D. “Building A, Building B and Building C Operating Expenses” as used herein means Building Operating Expenses incurred with respect to Building A, Building B, and Building C, other than Building Specific Expenses. As used herein, “Building Specific Expenses” means the costs of any water, sewer, or utilities that are separately metered for a Building and the costs of any capital or other repairs, replacements or improvements to a Building (including replacement of roofs or repairs of or replacements to any Building’s core or shell, mechanical, plumbing or electrical systems) that are specific to such Building other than ordinary, general, periodic maintenance or repairs (such as changing of filters or annual maintenance of boilers) performed on all Buildings and contracted for as part of Business Park-wide maintenance or service contracts. Notwithstanding anything herein to the contrary, all items excluded from “Building Operating Expenses”, including principal and interest payments on any mortgages or other financing arrangements and capital expenditures (except as specifically set forth herein) and the items included in Exhibit H attached hereto shall also be excluded from the “Building Specific Expenses”.
     The charges for any services provided by affiliates, related or designated parties of Landlord which are included in Building Operating Expenses, Building Specific Expenses or Business Park Operating Expenses shall be customary and competitive with charges for similar services of independent contractors in the area where the Premises is located, and Landlord shall purchase supplies and services at market rates.
     The term “Impositions” shall include real estate taxes imposed upon the site of which the Leased Premises are a portion in respect of the period comprising the Lease Term, and all other taxes, assessments, levies, and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind, which at any time during and allocable to the Lease Term may be assessed, levied, imposed upon, or may become due and payable out of or in respect of, or become a lien upon, the Leased Premises (including all improvements thereto), other than: (i) municipal, state and federal income taxes (if any) assessed against Landlord; (ii) municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord; (iii) corporation excess profits or franchise taxes imposed upon any corporate owner of the Leased Premises; (iv) any income, profits or revenue tax, assessment or charge imposed upon the Rent payable by Tenant under this Lease; (v) deed, transfer or gains tax; or (vi) penalties resulting from late payments, provided, however, that if at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term shall be altered

17

so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or measured by or based in whole or in part upon the Leased Premises and imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term “Impositions” for the provisions hereof. In addition to the foregoing, the term “Impositions” shall include any new tax of a nature not presently in effect, but which may be hereafter levied, assessed, or imposed upon Landlord or the land upon which the Leased Premises are located, if such tax shall be based on or arise out of the ownership, use or occupation of the Leased Premises. In the event of any special assessment, Landlord shall elect to pay said assessment in the maximum installments over the longest period of time allowed by said taxing authority, and Tenant’s liability for said assessment shall only be for such portion of said assessment as is due and payable prior to the expiration of the Term. Further, the term “Impositions” shall, except to the extent included in Operating Expenses, include all expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts (Landlord agrees that it will use its commercially reasonable judgment in deciding whether to commence a rental abatement proceeding, and if Tenant requests that Landlord commence such a proceeding Landlord will not unreasonably deny such request) to obtain abatements or reductions or to assure maintenance of Impositions for any tax fiscal year wholly or partially included in the Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings. Tenant acknowledges that for purposes of allocating Impositions between the Buildings, the land upon which Building D is located is assessed by the Town of Milford as a separate parcel, and the land upon which Building A, Building B and Building C are located is assessed as a separate parcel. As such, Impositions with respect to Building D will be included in Building D Operating Expenses and Impositions with respect to Building A, Building B and Building C will be included in Building A, Building B and Building C Operating Expenses.
     In the event that an Imposition relates to the Buildings that are the subject of this Lease or to the Business Park generally, in the event that Landlord elects not to contest such Imposition, or in the event that Landlord elects not to pursue an available concession, Tenant may do so at its own cost and expense.
SECTION ELEVEN – REPAIRS
     Landlord will keep and maintain the exterior areas of the Property, the Building Common Areas, and the exterior of Building A, Building C and Building D in good working order, condition and repair comparable to buildings in similar first-class business parks in the Milford/Franklin/Hopkinton market area. Landlord shall make all repairs, replacements and renewals the Landlord reasonably deems necessary: (i) to keep in good and sound condition the structure of the Buildings, including, but not limited to steel, footings, floor slabs, exterior walls, roof and roofing, main sprinkler line, roof membrane and all underground or under-slab utilities; (ii) to keep the electrical, mechanical, plumbing, fire alarm, sprinkler, heating, ventilation and air-conditioning (HVAC) and other systems serving the Buildings or the Building Common Areas in good condition, order and repair (Tenant acknowledging, however, that Tenant is solely responsibility for any HVAC equipment either located within the Premises or exclusively serving the Premises (wherever located)); and (iii) to keep the parking areas, driveways, walkways and all other common areas of the Property in good condition. Tenant will keep the interior of the Leased Premises in good repair and will surrender the Leased Premises at the expiration of the Lease Term or at such other time as it may vacate, or be required to vacate, the Leased Premises in as good condition as when received, or as may hereafter be improved by Landlord or Tenant, ordinary wear and tear and damage caused by fire, unavoidable accident, other casualty, Acts of God or the negligence or willful misconduct of Landlord excepted. Tenant will not overload the electrical wiring serving the Leased Premises or within the Leased Premises (to the best of Landlord’s knowledge, Landlord hereby represents

18

to Tenant that Building D’s electrical capacity is currently 32 watts per square foot at 480 volts), and will install at its own expense, but only after obtaining Landlord’s written approval, which approval will not be unreasonably withheld or delayed, any additional electrical wiring which may be required in connection with Tenant’s apparatus. Tenant shall be entitled to use 50% of the capacity of the back-up generator for Building D for providing back-up power to Premises D. In addition, Tenant shall have the right to install, at its sole cost and expense, additional backup generators for the Leased Premises on the portions of the Business Park adjoining Buildings A, C and D in locations to be reasonably determined by Landlord and Tenant. Tenant’s use and installation of such generator(s) shall comply with the terms of Exhibit J attached hereto and made a part hereof.
     To the extent that a repair to the interior of the Leased Premises or any equipment therein is covered by warranty granted to Landlord (if any), Landlord will make every reasonable effort to enforce that warranty on behalf of Tenant to effectuate said repair. Otherwise, Tenant shall be responsible for all repairs to the interior of the Leased Premises and to Tenant’s equipment contained therein, except as specifically set forth herein.
     For any and all repairs in or to the Premises Secure Areas (hereinafter defined) for which Landlord is responsible, except in the case of emergency repairs, Landlord shall, subject to Section 21 hereof, (i) provide Tenant with not less than three (3) business days’ advance notice, (ii) perform such repairs during hours outside of Tenant’s usual and customary operating hours (including weekend and night hours, as applicable), and (iii) perform such repairs in a manner that is designed to minimize any disruption to the operation of Tenant’s business.
SECTION TWELVE – OPERATION BY TENANT
     Tenant will replace promptly at its own expense with glass of like kind and quality any plate glass within the Leased Premises which may become broken or cracked due to any act or negligence, by action or omission, of Tenant, its agents, employees and invitees, unless damaged by fire, other casualty or act of Landlord, its agents or employees. Except to the extent of Landlord’s responsibility hereunder, Tenant will maintain the Leased Premises at its own expense in a clean and orderly condition. Tenant will not use or permit the use of any equipment in such manner that the sounds transmitted or produced shall be audible beyond the confines of the Leased Premises in excess of its current operations under the Existing Lease or otherwise in a manner that unreasonably interferes with the use of other tenants of the Business Park for general office purposes. Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Leased Premises in excess of its current operations under the Existing Lease or otherwise in manner that unreasonably interferes with the use of other tenants of the Business Park for general office purposes. Tenant will materially comply with all laws and ordinances, all rules and regulations of governmental authorities (collectively, “Legal Requirements”), all applicable regulations and recommendations of the Fire Underwriters Rating Bureau and such rules and regulations as Landlord may prescribe in accordance with Section Thirty-Five hereof (to the extent not in conflict with any term hereof). Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for ensuring that the Leased Premises comply with law when (i) such requirements are imposed on a Building-wide basis and do not relate to Tenant’s particular manner of use of the Leased Premises, (ii) a notice of violation or order was issued prior to the date Tenant is given possession of the Leased Premises, or (iii) such legal requirements require investigating, certifying, monitoring, encapsulating, removing or in any way dealing with asbestos or hazardous substances unless such asbestos or hazardous substances were introduced into the Leased Premises by Tenant or Tenant’s employees, contractors, assignees, sublessees, officers, directors, managers, representatives, invitees, or other parties for whom Tenant is responsible. To the extent permitted by law, the Tenant may defer compliance with each requirement set forth in this Section 12 so long as the validity or applicability of such requirement shall be contested by the Tenant in good faith and by appropriate legal proceedings, and

19

provided that such deferred compliance does not result in any fines, costs, expenses, or liability to Landlord. Tenant shall not permit any use of the Leased Premises which constitutes a nuisance or unreasonably interferes with the other tenants use and enjoyment thereof for general office purposes.
SECTION THIRTEEN – ALTERATIONS BY TENANT
     Tenant may make non-structural, cosmetic alterations to the interior of the Leased Premises, costing up to $200,000 per year, without permission from Landlord; provided that Tenant has provided to Landlord (i) advance written notice of such alterations, and (ii) in the event Tenant utilizes the services of contractors or subcontractors in making such alterations, evidence of contractor’s and/or subcontractor’s insurance in amounts reasonably required by Landlord. Tenant will not make any structural changes, alter the lock to the main entrance of the Leased Premises, make any other alterations not accepted by the prior sentence, or any installations within the Inner Common Areas or on the roofs of Buildings A, C or D, without first obtaining Landlord’s written approval of such alteration which approval shall not be unreasonably withheld, conditioned or delayed; and Tenant agrees that any improvements made by it (excluding any refrigerators, freezers, water processing systems and trade fixtures installed or placed in the Leased Premises, which Tenant may remove at any time during the Lease Term or upon the expiration or earlier termination thereof) shall become the property of Landlord upon the expiration or earlier termination of the Lease Term and shall remain upon the Leased Premises in the absence of a written agreement to the contrary. Tenant will not cut or drill into or secure any fixtures, apparatus or equipment of any kind to any part of the Leased Premises without first obtaining Landlord’s written consent, not to be unreasonably withheld, conditioned or delayed. Tenant shall pay promptly when due the entire cost of any materials and any work to the Leased Premises undertaken by Tenant so that said Leased Premises shall at all times be free of liens for labor and materials, provided, however, that the Tenant shall have the right to, in good faith, dispute the amount of such costs so long as such dispute does not result in a lien being filed against the Property that Tenant does not either bond over or otherwise release as set forth in paragraph 4 of Exhibit C hereof. If reasonably required by Landlord in connection with any work costing in excess of $500,000, Tenant shall post a bond or other security reasonably acceptable to Landlord so that the Leased Premises remains free of all liens as aforesaid. All alterations shall be performed in good and workmanlike manner employing materials of good quality and complying with all government requirements and, except as provided above, the terms and provisions of Exhibit C. Tenant shall obtain all necessary permits before undertaking any such alterations.
SECTION FOURTEEN – SIGNS
     Except as set forth below in this Section Fourteen, Tenant will not place or suffer to be placed or maintained on any portion of the Leased Premises any sign, advertising matter or other thing of like kind, and will not place or maintain any decoration, lettering or advertising matter on any window, door or wall of the Leased Premises without first obtaining Landlord’s written approval thereof such approval not to be unreasonably withheld, conditioned or delayed; and Tenant further agrees to maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. Notwithstanding the above, Landlord agrees to permit Tenant, at its own expense, to maintain, repair and replace its currently existing exterior signage on Building A and Building C and at the entrance to the Business Park and to place a sign upon the exterior of Building D, provided that all signs placed (or currently existing) upon the exterior of any of such Buildings shall either be (i) (a) interior light, box type (so called) and surface mounted; (b) rectangular with dimensions not exceeding three (3) feet in height and ten (10) feet in length; (c) of a sign box material that is metal, bronze in color or approximately the color of the window frame of the applicable Building; (d) subject to Landlord’s approval with respect to design and location on such Building, which approval shall not be unreasonably withheld, conditioned or delayed; and (e) in accordance with the sign and other by-laws of the Town of Milford, (ii) shall be of the same size, design and appearance as the exterior sign currently placed on Building A, or (iii) as otherwise

20

agreed to by Landlord and Tenant. The sign located at the street entrance to the Business Park shall be (i) (a) interior lit, box type and surface mounted; (b) rectangular with dimensions not exceeding two (2) feet in height and six (6) feet in length; (c) of a sign-box material that is of the same colors and materials used by the Business Park in its entranceway; (d) if altered, subject to Landlord’s approval with respect to design and location, which approval shall not be unreasonably withheld, conditioned or delayed; and (e) in compliance with the sign or other by-laws of the Town of Milford, (ii) the same size, design and appearance as the existing sign at the entrance of the Business Park, or (iii) as otherwise agreed to by Landlord and Tenant.
SECTION FIFTEEN – HAZARDOUS MATERIALS
     (a) Definition of “Hazardous Material”. “Hazardous Material” means any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or hereafter regulated under any Legal Requirements, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are found to have adverse effects on the environment or the health and safety of persons; provided, however, “Hazardous Material” does not include any de minimis quantities of office or other cleaning supplies commonly used in accordance with Legal Requirements.
     (b) Tenant’s Obligations. Tenant will not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees except in compliance with all applicable Legal Requirements pertaining to the transportation, storage, treatment, generation, production, use and/or disposal of such Hazardous Material (collectively, “Environmental Laws”), including, but not limited to, obtaining proper permits. On or before the Lease Commencement Date, and upon request of Landlord (not more than once quarterly), Tenant shall provide Landlord with a list of Hazardous Materials that it uses or expects to use in the Leased Premises in connection with the operation of its business. Such list shall include the amounts of Hazardous Materials to be stored in the Premises. Tenant’s plan for disposal, copies of permits needed to use such materials (if any), and any other information reasonably requested by Landlord.
     If Tenant’s transportation, treatment, generation, production, storage, use and/or disposal of Hazardous Materials results in the contamination of the soil or surface or ground water, a release of a Hazardous Material, loss or damage to person(s) or property or the violation of any Environmental Law, then Tenant agrees to: (x) notify Landlord promptly of any contamination, claim of contamination, release, loss or damage, (y) after consultation with Landlord, report and clean up the contamination to the extent required by applicable Environmental Laws, and (z) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, actual attorney’s fees and costs, arising from or connected with any such contamination, claim of contamination, release, loss or damage, violation of Environmental Laws, or other breach of the provisions of this Section Fifteen. Tenant will fully cooperate with Landlord and provide such documents, affidavits and information pertaining to Tenant’s compliance with Environmental Laws as may be reasonably requested by Landlord (A) to comply with any Environmental Law, (B) to comply with any reasonable request of any lender or purchaser of the Property, and/or (C) as otherwise deemed reasonably necessary by Landlord in its reasonable discretion. Tenant will notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any

21

Environmental Law, will promptly pay when due any fine or assessment against Tenant, Landlord or the Property and remove or bond any lien filed against the Property relating to any violation of Tenant’s obligations with respect to Hazardous Materials.
     (c) Landlord’s Rights. Landlord will have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, after not less than five (5) days notice to Tenant (except in case of emergency or as otherwise required by Environmental Laws), to enter upon the Leased Premises (subject to Section 21 hereof), or to take such other actions as it reasonably determines necessary or advisable, to investigate, clean up, remove or remediate any release of, or contamination by, Hazardous Material present on, in, at, under or emanating from the Leased Premises or the Property in violation of Tenant’s obligations under this Lease with respect to Hazardous Materials or under any laws regulating Hazardous Materials. Landlord will have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority against Tenant, Landlord, the Leased Premises or the Property relating to the occurrence of any event or existence of any condition that would constitute a breach of any of Tenant’s obligations with respect to Hazardous Materials set forth in this Section Fifteen.
     If Landlord determines in good faith that a release or other environmental condition may have occurred in the Leased Premises during the Lease Term, Landlord may require an environmental audit of the Leased Premises (subject to Section 21) by a qualified environmental consultant. If such release or environmental condition is caused by or results from Tenant’s breach of its obligations under this Section Fifteen, Tenant shall pay for the actual cost of such audit. Tenant will, at it sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions for which it is responsible under this Lease.
     Tenant acknowledges receipt of that certain Phase I report entitled, “Phase I Environmental Site Assessment 25 A, B, & C Birch Street, 37 Birch Street, Milford, MA”, dated September 8, 2006, and prepared by Rizzo Associates, Inc., and that certain environmental report entitled, “DRAFT Limited Subsurface Investigation Report 25 A, B, & C Birch Street, 37 Birch Street, Milford, MA”, dated September 15, 2006, and prepared by Rizzo Associates, Inc., in each case describing the environmental condition of the Property. Subject to Tenant’s obligations under the Existing Lease, Tenant shall not be liable or responsible for costs and expenses associated with Hazardous Materials which were located upon the Leased Premises or Property prior to the Lease Commencement Date.
     Landlord will indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with all liability arising under or pursuant to Chapter 21E of the Massachusetts General Laws, only, occasioned wholly or in part (provided if in part, by a third party other than Tenant) by any act or omission by Landlord, its employees, agents or contractors.
SECTION SIXTEEN – INSURANCE
     Tenant will keep in force at its own expense so long as this Lease Agreement remains in effect, (a) personal injury liability insurance with respect to the Leased Premises with companies and in form reasonably acceptable to Landlord with minimum limits of $2,000,000 on account of bodily injuries to or death of one person, and $4,000,000 on account of bodily injuries to or death of more than one person as the result of any one accident or disaster; provided that Tenant shall be in compliance with this provision if the total coverage limits of Tenant’s personal injury or commercial liability insurance, plus any umbrella liability policy, equal the amounts set forth in this clause (a); (b) property damage insurance with minimum limits of $3,000,000; (c) worker’s compensation insurance in the statutory amount and employers’ liability insurance with limits of not less than Five Hundred Thousand Dollars ($500,000)

22

each accident for bodily injury by accident and Five Hundred Thousand Dollars ($500,000) each employee for bodily injury by disease covering all employees of Tenant employed or performing services at the Leased Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located; (d) automobile liability insurance, on all owned, non-owned, and hired vehicles used in connection with the Leased Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property; and (e) business interruption insurance providing in the event of damage or destruction of the Leased Premises an amount sufficient to sustain Tenant for a period of not less than one year for: (i) the net profit that would have been realized had Tenant’s business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue and insurance premiums. Tenant will deposit certificates of insurance with Landlord. Such policies shall name Landlord, its property manager, and, at the request of Landlord, its mortgagee, as an additional insureds. If Tenant shall not comply with its covenants made in this Section Sixteen, Landlord may, at its option, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premiums for such insurance within ten (10) days of Landlord’s demand. Any insurance which Tenant is required to maintain under this Lease will include a provision which requires the insurance carrier to give Landlord not less than 30 days’ written notice prior to any cancellation or modification of such coverage. All insurance policies required under this Lease will be with companies having a Rating of A -; X or better, as set forth in the most current issue of the Best Key Rating Guide.
     In the event Tenant’s use of the Leased Premises shall cause any increase in Landlord’s insurance premiums, Tenant shall be liable to Landlord, as additional rent hereunder, for the full amount of such increased premium. During the Term hereof, Landlord shall maintain a policy or policies of insurance insuring the Buildings against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Buildings to the extent of the full replacement cost thereof, which policies shall contain agreed amount endorsements so as to avoid Landlord from becoming a co-insurer. Landlord shall also maintain a commercial general liability policy for damages because of bodily injury, personal injury, or death of any person, or property damage occurring in or about the Property or the Buildings in the minimum amount of $1,000,000 each occurrence and $2,000,000 general aggregate.
SECTION SEVENTEEN – LIABILITY
     Tenant agrees to take such steps as it may deem necessary and adequate for the protection of itself, its agents, employees, and invitees, and their property, against injury, damage or loss, by insurance, as a self insurer, or otherwise. The Landlord, its agents and employees shall not be liable for any damage to property of the Tenant entrusted to employees of the Business Park or to any property, goods, or things contained in the Leased Premises or stored in the basement, or other part of any Building, unless due to the negligence or willful misconduct of the Landlord or its agents, employees or contractors.
     Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other, its agents, officers, servants, partners, shareholders, contractors or employees for any loss or damage that may occur to the Property, Buildings or the Leased Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause or origin, which is insured against under any property insurance policy actually being

23

maintained from time to time, even if not required hereunder, or which would be insured against under the terms of any so-called “all risk” or “broad form” policy or any other property insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained and regardless of the cause or origin, including, in every instance, negligence by the other party hereto, its agents, officers, partners or employees. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.
SECTION EIGHTEEN – INDEMNIFICATION
     Subject to the terms of Section Seventeen and Section Twenty-One hereof, Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part of the Leased Premises or any other part of the Property, occasioned wholly or in part by any act or omission of Tenant, its officers, employees, agents, contractors, customers or invitees, but excluding claims, actions, damages or liabilities resulting from Landlord’s negligent acts, or willful misconduct.
     Subject to the terms of Section Seventeen hereof, Landlord agrees to indemnify and save harmless the Tenant from and against all claims, actions, damages, liability and expense, including in connection with loss of life, personal injury or damage to property occurring in the Leased Premises or the Building Common Areas or on the common areas of the Property to the extent caused by the negligence, willful misconduct of Landlord or its officers, agents, employees or contractors.
SECTION NINETEEN – FIRE OR OTHER CASUALTY
     In the event the Leased Premises or any portion thereof are damaged by fire or other casualty, the Tenant shall give immediate notice to Landlord (the “Casualty Notice”), and Landlord shall estimate the amount of time from the date of the Casualty Notice that it will take for Landlord to repair the Leased Premises or such portion thereof (the “Landlord Estimate”) and shall provide written notice to Tenant of such estimate within thirty (30) days of the Casualty Notice. As and to the extent the Leased Premises are not suitable for use for their intended purpose as a result of such casualty, an equitable reduction of rent and Tenant’s Operating Expenses shall be allowed to Tenant for the time such part or parts of the Leased Premises shall remain incapable of use and occupancy for Tenant’s business purposes, and this Lease Agreement shall continue in full force and effect, unless a termination notice is given as set forth below, and the Landlord shall, at its own expense (except as otherwise set forth herein), with reasonable promptness, repair the Leased Premises.
     If the Landlord’s Estimate states that Landlord will require twelve months (12) or more from the date of such casualty to restore the Premises, then Tenant may terminate this Lease in its entirety or as to the portion of the Leased Premises damaged by such casualty (e.g., the Building C Premises) upon written notice to Landlord given within thirty (30) business days of Tenant receiving notice of Landlord’s Estimate. If Tenant does not, or does not have the right to, terminate this Lease after such casualty, and Landlord fails to restore the Leased Premises to a condition substantially similar to its condition on the Lease Commencement Date within twelve (12) months after the date of such casualty or, if longer, the period specified in Landlord’s Estimate (measured from the date of casualty) set forth in Landlord’s Estimate, in each case with an extension of up to four (4) months for Force Majeure, or if the areas of the common areas used for access to and service of the Premises are not restored within such 12-month period or, if longer, the period specified in Landlord’s Estimate (in each case with an extension of up to four (4) months for Force Majeure), then Tenant may, upon ten (10) business days’ prior written notice to Landlord, terminate this Lease in its entirety or as to the portion of the Leased Premises (e.g., the Building

24

C Premises) affected by the Casualty, provided that this Lease shall not so terminate if Landlord completes such repairs on or before the tenth (10th) business day following the date of such notice. Upon any termination pursuant this paragraph, the Lease Term shall cease and terminate effective as of the date of Tenant’s termination notice, and the accrued rent (subject to any equitable reduction of rent pursuant to this Section 19), if any, shall be paid up to the date of such termination.
     If all or substantially all (meaning at least 50% of the rentable floor area) of the Leased Premises or any of the Buildings in which the Leased Premises are located shall before or after the Lease Commencement Date, be so damaged or rendered untenantable, Landlord shall give Tenant notice thereof and if Landlord shall determine not to repair the same, upon notice to the other party within thirty (30) days after the date of such casualty, Landlord or Tenant may terminate this Lease Agreement in its entirety or solely as to the Building affected by such casualty in which case the Lease Term as to the portion so terminated shall cease and terminate effective as of the time of the damage, and the accrued rent, if any, shall be paid up to the time of the damage.
     Notwithstanding anything to the contrary contained herein, in the event an entire Building is damaged by such casualty, Landlord agrees not to terminate this Lease Agreement unless Landlord is terminating all leases in the damaged Building(s). Further, if Landlord gives notice to Tenant electing to terminate this Lease in part, Tenant shall have the right, within 30 days of receipt of Landlord’s notice, to elect to terminate this Lease in its entirety. Landlord need not restore fixtures and improvements owned or made by Tenant (except to the extent paid for, in whole, by Landlord) or floor coverings, furnishings and other decorative features furnished by Tenant. All proceeds of insurance carried by Landlord and payable as a result of fire or other casualty shall be the sole property of the Landlord, provided that, if Landlord elects to rebuild the Building, but not to rebuild any tenant improvements toward which Landlord has made a financial contribution, any insurance proceeds attributable to such tenant improvements shall be made available to Tenant to rebuild such tenant improvements. If Tenant fails to exercise any right to terminate set forth above said right shall be considered waived by Tenant as to that occurrence giving rise to such right.
SECTION TWENTY — CONDEMNATION
     If all or substantially all (meaning at least 50% of the rentable floor area) of the Leased Premises shall be taken by eminent domain, or if access to the Leased Premises shall be prohibited by a taking by eminent domain, this Lease Agreement may at the option of the Landlord or Tenant, depending on the nature and extent of such taking, terminate on the date when title vests pursuant to such taking, and the rent and Tenant’s Operating Expenses shall be apportioned as of said date. Tenant shall not be entitled to any part of the award or any payment in lieu thereof; excepting that Tenant shall be entitled to any separate award rendered for trade fixtures installed by Tenant at its own cost and expense and which are not part of the realty, and any separate award rendered to Tenant for relocation costs and expenses. If a portion of the Leased Premises shall be taken by eminent domain, and sufficient of the Leased Premises shall remain for adequate use by Tenant, at the option of the Tenant, Landlord shall restore the Leased Premises to an architectural complete unit at its own expense with reasonable promptness, and Tenant shall be entitled to an equitable reduction of rent and Tenant’s Operating Expenses.
SECTION TWENTY-ONE — INSPECTION BY LANDLORD
     Tenant will permit Landlord, its agents, employees and contractors, upon reasonable advance notice and at reasonable times, to enter the Leased Premises during business hours to inspect the same and to enforce or carry out any provision of this Lease Agreement. In addition, upon at least 48 hours prior notice, Tenant will permit Landlord to show the Leased Premises, during normal business hours, to prospective purchasers or lenders. Landlord agrees to use commercially reasonable efforts not to interfere

25

with the conduct of Tenant’s business operations in the Leased Premises during any access to the Leased Premises by Landlord. In connection with any entry (other than in the case of emergency) upon the Leased Premises, Landlord agrees to, and shall cause any of it agents, employees, contractors or invitees to, (i) be accompanied by a representative of Tenant when entering upon any laboratory, freezer, refrigerator, clean room or other portion of the Leased Premises requiring the wearing of protective or sanitary garments or as to which entry is restricted due to the confidential nature of the work being performed (collectively, “Premises Secure Areas”), (ii) comply with Tenant’s reasonable safety, sanitary and security measures (including, without limitation, wearing protective and sanitary garments and complying with all sanitation requirements when accessing any Premises Secure Area), and (iii) enter into a confidentiality agreement with Tenant, in the form attached hereto as Exhibit M, prior to entering upon any Premises Secure Area (provided, however, Tenant will keep on file any Confidentiality Agreements executed pursuant to this Section Twenty-One, such that any “visitor” need not execute such Confidentiality Agreement more than one time). Notwithstanding anything to the contrary contained herein, if Tenant is unable to use all or any portion of any Premises Secure Areas for its business operations during its usual business hours due to Landlord’s entry upon the Leased Premises to perform any alterations, improvements or additions (which are not in the nature of ordinary repairs), then Tenant shall receive an equitable abatement of rent and Tenant’s Operating Expenses during the time period that Tenant is unable to so use the Premises; provided that Tenant shall not be entitled to receive such abatement if such entry is required in the case of an emergency. In all events (and except in case of emergency), Landlord shall provide Tenant with not less than five (5) business days’ prior written notice of any planned entry upon the Premises Secure Areas to perform any maintenance, repair, improvement, addition or alteration, which notice shall set forth the reason for such entry and the schedule for undertaking and completing such maintenance, repair, improvement, addition or alteration, and Landlord shall perform such maintenance, repair, improvement, addition or alteration in a manner that is designed to minimize any disruption to the operation of Tenant’s business.
     In addition, Tenant acknowledges that during the term of that certain Lease dated November 20, 2000 by and between Landlord and Fidelity National Information Solutions, Inc. (“Fidelity”), as amended, with respect to certain premises located in Building D (and which lease is scheduled to expire on August 31, 2008), Fidelity will require access to the telecommunication room (the “Telco Room”) located within the Premises D as shown on Exhibit B attached hereto. In connection with this Lease, Landlord hereby reserves the right (on its own behalf and on behalf of providers of telecommunications equipment and services) to access and use the Telco Room (in accordance with the terms and conditions of this Lease) and to permit Fidelity to access and use the Telco Room (in accordance with the terms and conditions set forth below), to provide telecommunication services to other portions of Building.
     Tenant agrees to grant access to the Telco Room to Fidelity to inspect, maintain, repair or replace Fidelity’s equipment presently located in the Telco Room, provided that (a) Fidelity shall not re-locate or expand the physical configuration of its existing equipment within the Telco Room without Tenant’s prior written consent, (b) except in cases of emergency when no notice is required (provided that Fidelity shall use commercially reasonable efforts to notify Tenant and Landlord prior to, and shall notify Landlord and Tenant promptly after, any entry made in case of emergency), Fidelity notifies Tenant and Landlord’s property manager, at least twenty-four (24) hours prior to such required entry, of the date and time that such access is required; (c) Landlord’s property manager coordinates such entry with Tenant, (d) Fidelity enters the Telco Room accompanied by either Landlord’s property manager or a representative of Tenant, (e) prior to such entry Fidelity has entered into a confidentiality agreement with Tenant, in the form attached hereto as Exhibit M, (f) prior to such entry Fidelity has provided Tenant with evidence of its property damage, liability and business interruption insurance, which property insurance shall include a waiver of subrogation endorsement in favor of Tenant and (g) prior to such entry Fidelity has entered into a written agreement with Tenant pursuant to which Fidelity confirms its obligations under the preceding clauses (a), (b), (c) and (d), agrees to use commercially reasonable efforts not to interfere with the

26

operation of Tenant’s business, to comply with Tenant’s safety, sanitary and security measures previously provided to Fidelity, to remove its equipment from the Telco Room within sixty (60) days of the expiration or earlier termination of its lease, that any access to the Telco Room shall be at Fidelity’s sole risk, and that Fidelity will repair any damage caused by its entry into the Telco Room and will indemnify and hold Tenant harmless from and against any losses, costs, claims, damages, expenses (including reasonable attorneys’ fees) and liabilities arising out of or resulting from such access.
     Landlord hereby agrees to repair any damage to Tenant’s equipment or the Building or Leased Premises caused by Landlord’s, Fidelity’s or any third party’s access to and use of the Telco Room and to indemnify and hold Tenant harmless from and against any losses, claims, actions, damages, liabilities or expenses suffered in connection with such access or use, including any claims brought by Fidelity, but excluding claims, actions, damages, liabilities or expenses resulting from the negligence or willful misconduct of Tenant.
SECTION TWENTY-TWO — ASSIGNMENT AND SUBLETTING
     Except as otherwise expressly provided for herein, Tenant will not assign this Lease Agreement in whole or in part, nor sublet all or any part of the Leased Premises, nor permit the use of any part of the Leased Premises by any other person, firm or entity, in each case without the written consent of Landlord first obtained which consent shall not be unreasonably withheld, conditioned or delayed. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. This Lease Agreement and its covenants and conditions shall inure to the benefit of and be binding upon the Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord or are otherwise permitted hereunder; provided that consent to one transfer will not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions.
     Tenant’s request for consent under this Section Twenty-Two shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant, and shall be provided to Landlord at least twenty (20) days prior to the anticipated effective date of the transfer. Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Leased Premises; (ii) the net worth, financial condition and/or reputation of the proposed assignee; and (iii) any Default by Tenant hereunder.
     The provisions of this Section Twenty-Two shall not apply to (a) transactions (other than subleases) with any entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets, stock or membership interests are transferred (a “Successor”), or to any entity which controls or is controlled by Tenant or is under common control with Tenant (an “Affiliate”; a Successor or Affiliate are referred to herein as a “Permitted Assignee”), provided that in any such events: (i) the Permitted Assignee and Tenant have a combined net worth and liquidity computed in accordance with GAAP of at least the same amount as Tenant had immediately prior to such transaction; and (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the Permitted Assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all of the obligations of Tenant hereunder including, without limitation, the covenants against

27

further assignment and subletting; (b) subleases to any Permitted Assignee, and (c) Tenant’s consultants, joint venture partners and research and development partners (“Tenant Partners”) who may occupy portions of the Leased Premises in connection with their association with Tenant. Tenant shall ensure that all Tenant Partners and their equipment that are located at the Premises are adequately insured, and Tenant acknowledges that Landlord has no obligations, responsibilities or liabilities to such parties under this Lease.
     Notwithstanding any assignment or subletting, Tenant will at all times remain fully responsible and primarily liable for the payment of rent and compliance with all of Tenant’s obligations under this Lease, and if Tenant’s assignee or transferee defaults under this Lease beyond any applicable grace or cure period after notice (if required hereunder), Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee; provided, however, (i) if the Lease is assigned to a tenant who has investment grade credit (i.e., a credit rating from S&P of at least “BBB” or from Moody’s of at least “Baa1”), and provided that such assignee has agreed directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenants against further assignment and subletting, and all of the terms and conditions of this Section Twenty-Two have been complied with, Tenant shall be released from all obligations under this Lease from and after the date that such assignee has agreed in writing to be bound to Landlord hereunder, and (ii) Tenant shall not be responsible or liable for any payments or obligations arising from any post-assignment amendment or other modification to the Lease or any post-assignment extension of the Lease Term, made without Tenant’s prior consent thereto.
SECTION TWENTY-THREE — REMEDIES OF LANDLORD
     If Tenant defaults in the payment of rent or Tenant’s Operating Expenses or defaults in the performance of any of the conditions of this Lease Agreement, Landlord shall give Tenant notice of such default, and if Tenant does not cure any payment default within ten (10) days after receipt of Landlord’s notice (if required hereunder), or other default within thirty (30) days after receipt of such notice (or, if such other default is of such nature that it cannot be completely cured within such thirty (30) days, if Tenant does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), provided, however, that a Default shall occur without any obligation of Landlord to give any written notice if Tenant fails to pay any Base Rent or monthly installment of Tenant’s Operating Expenses within ten (10) days from the date due, and Landlord has given Tenant written notice under this Section Twenty-Three with respect to a failure to pay Base Rent or monthly installment of Tenant’s Operation Expenses, on one (1) other occasion during the three hundred sixty-five (365) day interval preceding such failure to pay by Tenant; or if the Tenant shall make an assignment for the benefit of creditors, or if a receiver or trustee is applied for or appointed for the Tenant, or if there is filed a petition in bankruptcy or insolvency, or for an arrangement for reorganization by Tenant or against Tenant, and not dismissed within sixty (60) days from the date the same is filed, or if the Tenant is adjudicated a bankrupt or is adjudged to be insolvent (any of such instances, a “Default”), then Landlord may terminate this Lease Agreement on not less than ten (10) days notice to Tenant, and on the date specified in said notice the term of this Lease Agreement shall terminate, and Tenant shall then quit and surrender the Leased Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Lease Agreement is so terminated by Landlord, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects.
     In any case where Landlord has recovered possession of the Leased Premises by reason of Tenant’s Default, Landlord may at Landlord’s option occupy the Leased Premises or cause the Leased Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Leased Premises or any part thereof as agent of

28

Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease Agreement, at Landlord’s option, and receive the rent therefor, applying the same first to the payment of such actual expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting and the reletting, including brokerage and reasonable attorney’s fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant as herein provided; and Tenant agrees, whether or not Landlord has relet all or any portion of the Leased Premises, to pay to Landlord (a) all rent and other charges due hereunder unpaid up to the termination of the Lease Term, the value of any free or reduced rent provided for in this Lease, costs and expenses incurred by Landlord due to such default, and in addition, Tenant will pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the amount, discounted to present value (at the then Federal Reserve Bank discount rate) by which, at the time of the termination of the Lease Term or of Tenant’s right to possession (or at any time thereafter if Landlord initially elects damages under subsection (y) below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the expiration date of this Lease exceeds (ii) the aggregate projected rental value of the Leased Premises for such period; or (y) amounts equal to the rent and other sums herein agreed to be paid by Tenant for the remainder of the Lease Term had such Term not been terminated, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. In reletting the Leased Premises, Landlord may grant customary rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. The Tenant shall not be entitled to any surplus accruing as a result of any reletting. If Landlord elects to occupy and use the Leased Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Tenant’s obligation for rent or damages as herein defined, during the period of Landlord’s occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of Tenant’s liability hereunder. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity are cumulative and will not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law. Notwithstanding anything to the contrary contained herein, Landlord shall mitigate its damage by using commercially reasonable efforts to relet the Leased Premises.
     Anything in this Lease Agreement to the contrary notwithstanding, at Landlord’s option, Tenant shall pay a “late charge” of five percent (5%) of any monthly installment of Base Rent or Tenant’s Operating Expenses when paid more than ten (10) days after the date due; provided, however, not such late charge shall be due for the first late payment in any rolling twelve (12) month period. In addition, any rent or other amount due to Landlord, if not paid when due, shall bear interest at the rate of twelve percent (12%) per annum, provided that interest shall not be payable on late charges incurred by Tenant, and provided further that such interest shall only be due if such rent or other amount due to Landlord is not paid by the expiration of the applicable notice and cure period (or if no notice and cure period is required, within ten (10) days of the date due).
     No mention in this Lease Agreement of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy, or from maintaining any action to which it may otherwise be entitled either at law or equity; and the failure of Landlord to insist in any one or more instance upon a strict performance of any covenant of this Lease Agreement or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Landlord.

29

SECTION TWENTY-FOUR — TERMINATION
     This Lease Agreement and the tenancy created shall terminate at the end of the Term hereof, without the necessity of any notice from either Landlord or Tenant to terminate the same. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, (i) for the first month that Tenant has failed to vacate, Base Rent will increase to 150% of the Base Rent then in effect, and if such failure continues past one month, Base Rent will increase to 175% of the Base Rent due immediately prior to such expiration or earlier termination until Tenant vacates the Leased Premises, and (ii) provided that Landlord has given Tenant at least ninety (90) days’ advance written notice that Landlord will incur damages, costs, liabilities or expenses, including attorneys’ fees, on account of Tenant’s failure to vacate (which notice shall set forth in reasonable detail the reason/basis for such damages), Tenant will indemnify Landlord against all such damages, costs, liabilities and expenses, and, in all cases, Tenant’s obligation to pay any and all other amounts due hereunder will continue. Any holdover by Tenant does not constitute an extension of the Lease or recognition by Landlord of any right of Tenant to remain in the Premises. Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Leased Premises from a Tenant holding over to the same extent as if statutory notice had been given.
     For the period of six (6) months prior to the expiration of the Term of this Lease Agreement, Landlord may show the Leased Premises and all parts thereof to prospective tenants during normal business hours upon forty-eight (48) hours prior oral notice and otherwise in accordance with Section Twenty-One hereof.
     At the expiration or earlier termination of this Lease Agreement, Tenant shall, at Tenant’s expense, remove all of Tenant’s personal property, and Landlord may require Tenant, at its expense, to remove any signage installed by or for Tenant on the Premises or the Building, prior to the expiration of the Lease, and to repair all injury done by, or in connection with, the installation or removal of said property, and surrender the Leased Premises, clean and in as good condition as they were at the beginning of the Term, reasonable wear and tear and damage by fire or other casualty or Landlord’s negligence or willful misconduct excepted. Without limiting the generality of the foregoing, Landlord shall not require Tenant to remove (x) any alterations, additions, improvements, fixtures or equipment in the Leased Premises as of the First Rent Commencement Date or made in connection with Tenant Work, (y) standard office fit-up or trade fixtures, or (z) any other tenant improvements not requiring Landlord’s approval, or if Landlord’s approval is required, not required to be removed by Landlord at the end of the term as a condition of such approval. All property of Tenant, as well as all additions, alterations or improvements, remaining on the Leased Premises after the expiration or earlier termination of this Lease Agreement shall be conclusively deemed abandoned, and at Landlord’s option, may be retained by Landlord, or may be removed by Landlord. Tenant shall reimburse Landlord for the out-of-pocket cost of the removal of such property, additions, alterations or improvements required to be removed by Tenant under this Lease that are not removed by Tenant, or at Landlord’s option, the Security Deposit may be applied to cover such costs, and Landlord may have any such property stored at Tenant’s risk and expense.
SECTION TWENTY-FIVE — FORCE MAJEURE
     Exclusive of those provisions of this Lease Agreement relative to the payment of rent and Tenant’s Operating Expenses, Landlord and Tenant shall be excused for the period of any delay in the performance of any obligation of this Agreement when prevented from so performing by causes beyond Landlord’s or Tenant’s control which shall include, without limitation, all labor disputes, civil commotion, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage,

30

governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing through Acts-of God.
SECTION TWENTY-SIX — NOTICES
     Any notice from the Landlord to the Tenant or from the Tenant to the Landlord shall be deemed duly served if mailed by registered or certified mail return receipt requested or by overnight mail addressed, if to the Tenant, at the address of the Tenant set forth in Section 1 hereof, or such other address as the Tenant shall have last designated by notice in writing to the Landlord, and, if to the Landlord, at the address of Landlord set forth in Section 1 hereof, or such other address as the Landlord shall have last designated by notice in writing to the Tenant. The customary receipt, or refusal to accept delivery, shall be conclusive evidence of such service.
SECTION TWENTY-SEVEN — ESTOPPEL CERTIFICATES
     If requested by Landlord, Tenant shall, upon not less than ten (10) days prior written notice required from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease Agreement is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, and whether or not to the best of Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest, or mortgagee of Landlord’s interest, or assignee of any mortgage or Landlord’s interest in any underlying lease in the Building(s) or the Business Park.
     If requested by Tenant, Landlord shall, upon not less than ten (10) days prior written notice from Tenant, execute, acknowledge and deliver to Tenant a written statement certifying that this Lease Agreement is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, and whether or not to the best of Landlord’s knowledge Tenant is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this Section may be relied upon by any assignee, subtenant, permitted assignee, or purchaser of or lender to Tenant.
SECTION TWENTY-EIGHT — EFFECT OF WAIVER OR DEFAULT
     No consent or waiver, expressed or implied, by the Landlord or Tenant to or of any breach of any covenant, condition or duty of the Tenant or Landlord shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
SECTION TWENTY-NINE — EXPENSES
     Tenant shall pay to Landlord within ten (10) days of demand all of Landlord’s expenses, including without limitation, reasonable attorney’s fees, incurred by Landlord in enforcing any obligation of or curing any Default by Tenant under this Lease Agreement.
     Landlord shall pay to Tenant within ten (10) days of demand all of Tenant’s expenses, including without limitation, reasonable attorney’s fees, incurred by Tenant in enforcing any obligation of or curing any Landlord Default (as hereinafter defined)..
     It is understood that the above shall be modified in each instance where litigation is filed as to said obligation of Tenant or Landlord, and a Court of Competent Jurisdiction conclusively finds in favor

31

of one party (“prevailing party”) whereupon the non-prevailing party shall bear all expenses of the prevailing-party.
SECTION THIRTY — LIABILITY OF LANDLORD
     The obligations of this Lease run with the land, and this Lease will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property will be liable under this Lease except for breaches of Landlord’s obligations occurring while it is owner of the Property. The obligations of Landlord will be binding upon the assets of Landlord which comprise the Property (including the rental receipts therefrom or the proceeds from insurance, condemnation awards or the sale thereof) but not upon other assets of Landlord. No individual agents, advisor, employee, member, officer, director, partner, trustee, beneficiary or shareholder of Landlord nor any agent, advisor, employee, members, officer, director, partner, trustee, beneficiary or shareholder of each of the foregoing will be personally liable under this Lease or any other instrument, transaction or undertaking contemplated hereby.
SECTION THIRTY-ONE — FINANCIAL STATEMENTS
     If at any time during the Lease Term Tenant’s financial statements are not publicly available, within ten (10) days after request from Landlord from time to time, but not more than once in any twelve (12) month calendar period, except in connection with a potential or actual sale or refinancing (in which case such financials may be requested more than once in any twelve (12) month calendar period), Tenant will deliver to Landlord copies of Tenant’s financial statements (audited, if available, and if not available, certified by Tenant’s CFO) for the most recent fiscal year. Landlord shall, and shall require its mortgagees and lenders and prospective mortgagees, lenders and purchasers, to enter into a confidentiality agreement with Tenant in the form attached hereto as Exhibit N prior to receipt of any non-public financial statements.
SECTION THIRTY-TWO — QUIET ENJOYMENT
     The Landlord covenants that the Tenant, on paying the rent and performing the Tenant’s obligations in this Lease, in both cases within any applicable grace or cure period after any required notice, shall peacefully and quietly have, hold and enjoy the Leased Premises throughout the Lease Term or until it is terminated as provided in this Lease Agreement.
SECTION THIRTY-THREE — LEASE NOT TO BE RECORDED
     The Tenant agrees that it will not record this Lease. Both parties shall, upon request of either, execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute.
SECTION THIRTY-FOUR — BROKERAGE
     Tenant and Landlord each warrant that it has had no dealings with any broker or agent in connection with this Lease except CB Richard Ellis New England, Meredith & Grew, and New Dover Associates (collectively, the “Brokers”), and each covenants to hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with whom either made contact with respect to this Lease or negotiation thereof. Landlord shall pay fees due to Meredith & Grew and New Dover Associates (if any) pursuant to a separate agreement reached between Landlord and each such broker. Landlord shall indemnify and hold Tenant harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expenses (including, without being limited to, reasonable attorneys’ fees

32

and expenses) which Tenant may be subject to or suffer by reason of any claim made by Meredith & Grew or New Dover Associates for any commission, fee or other compensation as a result of the execution and delivery of this Lease. Tenant shall not be responsible for paying any fees owed to the Brokers.
SECTION THIRTY-FIVE — RULES AND REGULATIONS
     Landlord may from time to time promulgate and enforce reasonable rules and regulations (the “Rules and Regulations”) relative to the use and occupation of premises within the Business Park which Landlord agrees to enforce against all tenants of the Business Park. Landlord’s enforcement of the Rules and Regulations against the tenants of the Business Park shall be in a consistent and uniform manner. In the event of any conflict between the Rules and Regulations and this Lease, this Lease shall control. A copy of the Landlord’s current Rules and Regulations are attached hereto as Exhibit D.
SECTION THIRTY-SIX — TERMINATION OPTION
     Provided Tenant is not in Default under this Lease nor has Tenant been in Default in the payment of Base Rent or estimated monthly payments of Tenant’s Operating Expenses more than three (3) times within the immediately preceding twelve (12) month period, Tenant shall have the right to terminate this Lease (the “Termination Option”) by giving to Landlord, on or before the day that is ten (10) months prior to the last day of the seventh (7th) Lease Year, written notice (the “Termination Notice”) that Tenant has elected to terminate the Lease Term effective on the last day of the seventh (7th) Lease Year (the “Early Termination Date”). If Tenant elects to terminate the Lease Term pursuant to the immediately preceding sentence, the effectiveness of such termination will be conditioned upon Tenant’s paying to Landlord, an early termination fee (the “Early Termination Fee”) of $500,000.00 to be paid as follows: (a) $250,000 contemporaneously with Tenant’s delivery of the Termination Notice to Landlord; and (b) $250,000 on or before the Early Termination Date. The Early Termination Fee is consideration for Tenant’s option to terminate and will not be applied to rent or any other obligation of Tenant. If Tenant exercises this Termination Option, (i) the Termination Date of this Lease Agreement shall thereafter be the Early Termination Date, and (ii) on or before the Early Termination Date, Tenant shall vacate and surrender the Leased Premises to Landlord pursuant to the terms of the Lease Agreement, and, as of such Early Terminate Date, Tenant shall no longer be responsible for Tenant’s obligations under the terms of the Lease Agreement, except for those provisions of the Lease Agreement that survive termination of the Lease Agreement, and any obligations arising prior to the Early Termination Date.
SECTION THIRTY-SEVEN— RIGHT OF FIRST OFFER
     Subject to existing rights of tenants as set forth on Exhibit I attached hereto, and provided that as of the date of the giving of the Tenant’s Notice, (a) Tenant, and any Permitted Assignees, Affiliates, and/or Tenant Partners actually occupy 80% of such portion of the Leased Premises located in the Building in which the applicable Offered Space (as hereinafter defined) is located, and (b) Tenant is not in Default under this Lease, nor has Tenant been in Default in the payment of Base Rent or estimated monthly payments of Tenant’s Operating Expenses more than three (3) times within the immediately preceding twelve (12) month period, if at any time during the Lease Term any lease for any space in Building A, Building C or Building D (the “Offered Space”) expires, then Landlord, before offering such Offered Space to anyone, will offer to Tenant the right to include the Offered Space within the Leased Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.
     Such offer will be made by Landlord to Tenant in a written notice (the “First Offer Notice”), which offer will designate the space being offered, the date the Offered Space will be available for

33

Tenant’s occupancy, and the term and the rent at which Landlord intends to offer the Offered Space. Tenant may accept all or a portion of the Offered Space offered by Landlord at any one time, provided that (i) for all Buildings, if the Offered Space is equal to or less than 10,000 rentable square feet, then Tenant must accept all of the Offered Space, and (ii) for Building D, the portion of the Offered Space not accepted by Tenant must not be less than 6,000 rentable square feet. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within ten (10) business days after delivery by Landlord of the First Offer Notice to Tenant (the “Response Date”). Time will be of the essence with respect to the giving of Tenant’s Notice. If Tenant accepts the Offered Space, then the Offered Space shall be deemed a part of the Leased Premises and all of the terms and conditions of this Lease shall apply to the Offered Space, except the term and the rent for the Offered Space shall be the term and the rent contained in the First Offer Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord in the First Offer Notice, Landlord will be under no further obligation with respect to such space, except as otherwise set forth herein.
     If Tenant at any time declines any Offered Space offered by Landlord, Landlord will be free to lease the Offered Space to third parties including on terms which may be more or less favorable to Landlord than those offered to Tenant; provided, however, if Landlord intends to lease the Offered Space to a proposed tenant on terms more favorable (by eight percent (8%) or more) than the terms set forth in the First Office Notice to Tenant, and/or if a lease for such Offered Space has not been executed within one hundred eighty (180) days of Tenant’s Notice, Landlord shall re-offer the Offered Space to Tenant, pursuant to the terms of this Section Thirty-Seven prior to leasing the Offered Space to any third party. In the event Tenant declines, or does not accept Landlord’s offer, upon Landlord’s request, Tenant will execute a release evidencing its waiver of such rights with respect to the Offered Space.
SECTION THIRTY-EIGHT — EXISTING LEASE
     Landlord and Tenant acknowledge that Tenant is currently leasing the Premises A and the Premises C from Landlord pursuant to the terms of two certain leases described on Exhibit G attached hereto and made a part hereof (collectively, the “Existing Lease”). Landlord and Tenant hereby agree that on the Lease Commencement Date of this Lease, this Lease shall replace the Existing Lease, and the Existing Lease shall terminate and be of no further force or effect to either party hereto, with the exceptions of those provisions of the Lease that survive expiration or termination thereof. Landlord further acknowledges that all of Tenant’s trade fixtures and other personal property located on or within the Leased Premises or the Business Park on the date hereof shall be and remain the property of Tenant notwithstanding the termination of the Existing Lease.
     Tenant hereby represents and warrants to Landlord that Tenant’s First Amended Joint Plan of Reorganization of the Debtor and the Ad Hoc Equity Committee, as Modified (the “Plan”) was confirmed by an order entered on February 21, 2007 in its Chapter 11 bankruptcy case in the United States Bankruptcy Court, Southern District of California (the “Bankruptcy Court”), Case No. 06-00510-LA11. The Plan became effective on May 17, 2007, on which date Tenant emerged from bankruptcy. While there is still some ongoing litigation in the Bankruptcy Court regarding claims to which Tenant has previously objected, as of May 17, 2007, any person with a claim against or interest in Tenant arising prior to May 17, 2007 is permanently enjoined from taking any action against Tenant with respect to such claim, which action is not specifically provided for in the Plan. Prior obligations are payable solely as provided in the Plan.
SECTION THIRTY-NINE — APPLICABLE LAW AND CONSTRUCTION
     This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the

34

remainder of this Lease shall not be affected thereby. Landlord’s delivery of this Lease to Tenant is not to be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by both parties. This Lease shall be conditioned upon Landlord’s receipt of approval thereof from the holder of the existing Mortgage. There are no oral or written agreements between the Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by the Landlord and the Tenant. The Landlord shall not be deemed, in any way or for any purpose, to have become, by the execution of this Lease or any action taken hereunder, a partner of the Tenant in its business or otherwise or a joint venturer or a member of any joint enterprise with the Tenant. The titles of the several sections contained in this Lease Agreement are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors, and assigns, and those claiming through or under them respectively. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. Tenant, as well as the individual executing this Lease on behalf of Tenant, represent and warrant that the parties executing this Lease have full authority to do so, and that this Lease is binding on Tenant. Landlord, as well as the individuals executing this Lease on behalf of Landlord, represent and warrant that the parties executing this Lease have full authority to do so, and that this Lease is binding on Landlord.
SECTION FORTY — LANDLORD DEFAULT; TENANT’S RIGHT TO CURE
     Landlord shall be in default in the performance of any obligation required to be performed by Landlord under the Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in reasonable detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently and in good faith pursues the same to completion (a “Landlord Default”). If any such Landlord Default materially interferes with Tenant’s ability to operate its business in the Leased Premises or unreasonably interferes with Tenant’s access to the Premises, Tenant may exercise any of its rights provided at law or in equity and shall have the right, but not the obligation, upon prior written notice to Landlord that Tenant will be taking such action, to cure any such Landlord Default (provided that if such cure relates to building systems, Tenant shall use reasonable efforts to engage the contractor generally used by Landlord to make such repairs) and to deduct from Tenant’s payment of Tenant’s Operating Expenses the costs incurred by Tenant to cure such Landlord Default, including legal fees and expenses.
[SIGNATURES ON FOLLOWING PAGE]

35

Executed as of the date first above written.
LANDLORD:
BIRCHWOOD FORTUNE — SPVEF, LLC, a Delaware limited liability company

By:	Hall Royce Investors, LLC, its manager

	By:	Hall Royce, LLC, its manager

		By:	/s/ Adam Berger
Name: Adam Berger
Title: Manager
TENANT:
SERACARE LIFE SCIENCES, INC., a Delaware corporation

By:	/s/ Gregory A. Gould
Name: Gregory A. Gould Title: Chief Financial Officer
Signature Page

EXHIBIT A — BUSINESS PARK
PARCEL I:
     A certain parcel of land located on the southerly side of Birch Street and the Westerly side of Beaver Street, Milford, Worcester County, Massachusetts, being the same premises shown on plan of land entitled “Plan of Land in Milford, Mass. Prepared for; Corion Corporation Scale 1” — 40’ Date April 3, 1984 Schofield Brothers, Inc. Professional Engineers & Registered Land Surveyors 1071 Worcester Road, Framingham, Mass, 01701” which plan is duly filed with Worcester Registry of Deeds in Plan Book 525, Plan 27, said parcel being more particularly bounded and described on said plan as follows:

SOUTHERLY	by land now or formerly Dean E. Comeau & Bruce A. Gurall, 923.00 feet;

WESTERLY	by land now or formerly of Dean E. Comeau & Bruce A. Gurall in three courses, 230.00 feet; 155.00 feet and 203.51 feet;

NORTHERLY	by land now or formerly of Dean E. Comeau & Bruce A. Gurall, 144.24 feet;

WESTERLY	by land now or formerly of Dean E. Comeau & Bruce A. Gurall, 208.63 feet;

NORTHERLY EASTERLY	by the southerly side of Birch Street, 205.92 feet; by land now or formerly of Catherine Bonetti, 270.00 feet;

NORTHERLY WESTERLY	by other land now or formerly of Catherine Bonetti, 300.00 feet; by other land now or formerly of Catherine Bonetti, 270.00 feet;

NORTHERLY	by the southerly side of Birch Street, 130.17 feet;

EASTERLY	by land now or formerly of Richard J. & Dorothy A. Pedroli, 333.98 feet.

NORTHERLY	by land now or formerly of Richard J. & Dorothy A. Pedroli, 118.24 feet;

EASTERLY	by the westerly side of Beaver Street in two courses 104.18 feet and 149.04 feet.
Containing 11 acres and 4,188 square feet, according to said plan.

A-1

PARCEL II:
     The following parcel of land with the buildings thereon located on the southerly side of Birch Street, Milford, Worcester Country, Massachusetts, being the same premises shown on Plan of land entitled “Plan of land in Milford, Mass. Prepared for: Corion Corporation, dated April 3, 1984, by Schofield Brothers, Inc.,” which plan is duly filed with Worcester Registry of Deeds in Plan Book 525, as Plan Number 27, and more particularly bounded and described on said plan as follows:

NORTHERLY	in two (2) courses, 243.13 and 56.87 feet, respectively;

EASTERLY	270.00 feet;

SOUTHERLY	300.00 feet;

WESTERLY	270.00 feet.
Containing one (1) acre and 38,039 plus-or-minus square feet, according to said plan.
The premises are conveyed subject to highway relocation takings by the Town of Milford recorded in Worcester Deeds Book 8291 Page 356, and any other easements and restrictions of record insofar as the same may affect the locus.

A-2

EXHIBIT B — PLAN OF THE LEASED PREMISES

LEASE EXHIBIT

SERACARE
SERACARE

PREMISES

BIRCHWOOD OFFICE PARK
BUILDING A
FIRST FLOOR

Design-Science
Architecture – Space Planning – Interior Design – Landscape Architecture
Land Planning – Project Management – Development Consultation
200 Baker Avenue Concord, MA 01742

SERACARE
PREMISES

BIRCHWOOD OFFICE PARK
BUILDING C
FIRST FLOOR

Design-Science

LEASE EXHIBIT

Telco Room
SERACARE
PREMISES
which includes the
Telco Room

BIRCHWOOD OFFICE PARK
BUILDING D
FIRST FLOOR

Design-Science

SERACARE SPACES - 10 RESERVED
LEGEND
Birch Street
Maple Street
MARKET INTELLIGENCE
37 BIRCH ST "D"
2 STORY BRICK
LOT AREA = 1.87 ± ACRES
LOT AREA = 11.09 ± ACRES
SERALIFE SCIENCES
35 BIRCH ST "A"
2 STORY BRICK
FOR REGISTRY USE ONLY
NOTES:
PROGRESS PRINT
RECORD OWNERS:
ZONING
PLAN REFERENCES:
ALTA/ACSM Land Title Insurance Survey
Plan of Land
in
Milford, Massachusetts
Prepared For: Birchwood Fortune - SPVEF, LLC
SCHOFIELD BROTHERS OF NEW ENGLAND, INC.
23100
23100

EXHIBIT C — TENANT’S WORK AND ALTERATIONS
     1. Landlord’s Approval of Construction Documents. Except as otherwise set forth in the Lease, Tenant shall not perform any alterations (which term shall include the Tenant Work), additions or improvements to the Leased Premises (“Alterations”) until Tenant has received Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed) of such Alterations. Whenever Tenant seeks to obtain Landlord’s approval of any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord permit-ready, detailed drawings and specifications (“Construction Documents”) prepared and stamped by an architect or engineer (either such professional, “Tenant’s Architect”) registered in the Commonwealth of Massachusetts and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The Construction Documents, to the extent applicable to the specific Alteration proposed by Tenant, shall set forth in detail the requirements for construction of the Alterations (including all architectural, mechanical, electrical, plumbing, fire protection and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist in the Leased Premises (or such portion thereof as is being altered) and elsewhere in the applicable Building, and shall show all work necessary to complete the Alterations including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of such Building. Upon the expiration or earlier termination of this Lease, Tenant agrees to assign to Landlord, without representation, warranty or recourse, on a non-exclusive basis, any rights Tenant may have with respect to the Construction Documents and any representations or warranties made by the preparer thereof. Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Alterations shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Alterations with laws, regulations, or codes, or coordination of any aspect of the Alterations with any other aspect of the Alterations or any component or system of such Building, or the feasibility of constructing the Alterations without damage or harm to such Building, all of which shall be the sole responsibility of Tenant.
     Landlord shall approve or disapprove the Construction Documents within ten (10) business days of Landlord’s receipt thereof, provided that Tenant has notified Landlord, at least two (2) weeks in advance, of the date that it anticipates that it will submit the Construction Documents to Landlord (and, in any event within twenty (20) business days after receipt thereof, whether or not such notice is given). Landlord acknowledges and agrees that such notice has been given with respect to the Tenant Work in Premises D. If Landlord disapproves the Construction Documents, Landlord shall specify the reasons for such disapproval, and Tenant shall re-submit revised Construction Documents to Landlord for approval (to be granted or withheld within six (6) business days of receipt thereof). Failure of Landlord to approve or disapprove plans and specifications within the applicable time period after original submission (10 or 20 business days), or six (6) business days after resubmission of the same, shall constitute Landlord’s approval thereof. Any disapproval of plans and specifications shall be accompanied by a specific statement of the reason(s) therefore. It shall be reasonable for Landlord to withhold its consent to any Alteration that (i) may exceed the capacity of or adversely affect the capacity, maintenance, operating costs or integrity of the applicable Building or its structures or systems, as reasonably determined by Landlord, (ii) the mere making of which violates any agreement entered into prior to this Lease that affects the Business Park or that is either recorded in the Worcester Registry of Deeds or became binding upon Landlord prior to the date of this Lease and has been provided to Tenant for review (Landlord hereby representing and warranting that it will not enter into any agreement after the date hereof which would prevent any such Alterations for any Permitted Use of the Leased Premises), and/or (iii) is not approved by the holder of any Mortgage superior to the Lease or the lessor under any ground lease or other lease superior to the Lease at the time the work is proposed. In addition, with respect to any floor not occupied entirely by Tenant, Tenant shall neither propose nor effect any Alterations consisting of improvements, additions, or alterations to the entranceway to any adjoining elevator lobby, corridor or common areas. If, after the Construction Documents have been approved by Landlord, Tenant requests any material changes or substitutions to the Construction Documents during construction, Tenant shall obtain Landlord’s written approval of such change(s) (not to be unreasonably withheld, conditioned or delayed), and Landlord shall approve or disapprove any such changes or substitutions within six (6) business days of Landlord’s receipt thereof.
     2. Commencement of Construction. Prior to commencement of construction, (i) Tenant shall deliver to Landlord a request for approval of the person or entity (including any employee or agent of Tenant) performing such Alterations (“Tenant Contractor”), which approval shall not be unreasonably withheld or delayed, and (ii) Tenant or Tenant’s Contractor or construction manager shall submit the approved Construction Documents to the appropriate governmental agencies for plan checking and the issuance of a building permit and any other permits necessary to construct such improvements (the “Permits”) (with respect to the Tenant Work, such submission shall be made no later than ten (10) business days after the last to occur of (i) Landlord’s approval of the Construction Documents and Tenant’s Contractor, and (ii) Landlord’s delivery of the Premises D to Tenant in broom clean condition, free and clear of any and all existing tenants and their personal property), and once received, Tenant shall deliver the following items to Landlord: (a) sworn statements, including the names, addresses and copies of contracts for all contractors; (b) at Landlord’s election, all necessary governmental permits, licenses and approvals evidencing compliance with all applicable Legal Requirements; (c) certificates of insurance, issued by a responsible insurance company or surety company (as applicable) qualified to do business in the Commonwealth of Massachusetts and reasonably approved by Landlord (a “Qualified Insurance Company”), evidencing the insurance required by Exhibit C-1 hereto, naming Landlord and any other parties designated by Landlord as additional insureds; (d) for Alterations requiring Landlord’s consent and costing more than $500,000 a statutory lien bond pursuant to M.G.L. c. 254, §12 or any successor statute (or such other protection of Landlord’s interest in the Property against liens as Landlord may reasonably require), in each case for the benefit of Landlord, and issued by a Qualified Insurance Company, and (e) all other documents and information as Landlord may reasonably request in connection with the construction of any Alteration.
     3. Construction. All Alterations shall be performed in a good and workmanlike manner, in accordance with the approved Construction Documents, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Business Park. Once commenced, each Alteration shall be diligently prosecuted to completion by Tenant. In addition, all Alterations shall be performed at Tenant’s sole risk and in compliance with all applicable Legal Requirements, and all regulations and requirements of Landlord’s and Tenant’s insurers. In performing any Alteration, each Tenant Contractor shall comply with Landlord’s reasonable requirements relating to the time and methods for such work, use of delivery elevators and other building facilities; and each Tenant Contractor shall not unreasonably interfere or disrupt any other tenant or other person using the Building. Each Tenant Contractor shall in all events work on the Premises without causing labor disharmony, coordination difficulties, or delay or impair any guaranties, warranties or obligations of any contractors of Landlord. Tenant shall pay Landlord for all reasonable, out-of-pocket costs and expenses of Building services and facilities associated with any Alteration, including use of the freight elevator, sprinkler shutdown, debris removal and all other costing charges associated with any Alteration. If any Tenant Contractor uses any Building services or facilities, such Contractor, jointly and severally with Tenant, shall agree to reimburse Landlord for the reasonable cost thereof. Each Tenant Contractor shall, by entry into the Business Park, be deemed to have agreed to indemnify and hold Landlord and its partners, affiliates, officers, agents, servants and employees and Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) (the “Indemnitees”), harmless from any claim, loss or expense arising in whole or in part out of any act or omission committed by such person while in any Building or at the Business Park, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and each Tenant Contractor to be joint and several. Upon completion of any Alterations, Tenant shall deliver to Landlord and

Landlord’s property manager copies of the final Construction Documents and any and all other project drawings in the form of a CAD disk.
     4. Payment for Alterations. Tenant shall pay, no later than the date for payment under Tenant’s construction agreement with Tenant’s contractor, directly to Tenant’s Contractor all costs of any Alterations, so that the Property shall always be free of liens for labor or materials. If any such lien shall exist, Tenant shall, within ten (10) days after the filing of such lien, (or such shorter period if required by the terms of any Mortgage) have such lien discharged of record or deliver to Landlord a recordable bond in form, amount, and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord and the holder of any Mortgage (a “Mortgagee”) against all out-of-pocket costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord or the Mortgagee, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord or the Mortgagee, as applicable, within ten (10) days of demand for the amount so paid by Landlord or the Mortgagee, including expenses and attorneys’ fees. Tenant hereby indemnifies Landlord against liability for any mechanics’ and other liens filed in connection with the costs of any and all Alterations, including the liens of any chattel mortgages, security agreements or financing statements upon any materials or fixtures installed in and constituting part of the Leased Premises. Finally, upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn contractor’s acknowledgements of payment in full and final waivers of lien in form required by statute covering all labor and materials included in such Alteration.

EXHIBIT C-1 — WORK INSURANCE SCHEDULE
Indemnification
     Tenant agrees to indemnify and hold Landlord harmless from all claims for bodily injury and property damage that may arise from Tenant’s or any Tenant Contractor’s performance of any Alterations as defined in Section 1 of Exhibit C to this Lease and/or Tenant Work as defined in Section 8 of this Lease, but excluding claims resulting from Landlord’s negligence or willful misconduct.
Tenant’s Liability Insurance
     Tenant shall, or shall cause Tenant Contractors to, purchase and maintain such insurance as will protect Tenant from the claims set forth below which may arise out of or result from any Alterations, including Tenant Work, whether such Alterations/Tenant Work be completed by Tenant or by any Tenant Contractor or by any person directly or indirectly employed by Tenant or any Tenant Contractor, or by any person for whose acts Tenant or any Tenant Contractor may be liable:
     1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Alterations to be performed.
     2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.
     3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or Tenant Contractor’s employees.
     4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Tenant or Tenant Contractor or (b) by any other person.
     5. Claims for damages, other than to the Alterations itself, because of injury to or destruction of tangible property, including loss of use therefrom.
     6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.
     Tenant’s Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Alterations involve any underground work), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.
     Tenant’s Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability
	Bodily Injury and Property Damage	$2,000,000/$3,000,000
Occurrence/Aggregate

b.	Comprehensive Automobile Liability
	Bodily Injury and Property Damage	$1,000,000 Each Person
$1,000,000 Each Occurrence

C-1-1

	i.	Employers Liability
		Each Accident	$500,000
		Disease -- Policy Limit	$500,000
		Disease -- Each Employee	$500,000

c.	Umbrella Liability		$5,000,000 per occurrence
     The foregoing policies shall contain a provision that coverages afforded under the policies will not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of Insurance showing such coverages to be in force shall be filed with the Landlord prior to the commencement of any Alterations/Tenant Work. Coverage for Completed Operations must be maintained for three (3) years following completion of the work and certificates evidencing this coverage must be provided to the Landlord.
     The minimum A.M. Best’s rating of each insurer shall be “A-, X” or better or a FPR of 7 or better. Landlord shall be named as an Additional Insured under Tenant’s Commercial General and Umbrella Liability Insurance policies.
     Tenant’s and each Tenant Contractor’s responsibilities include:
•	insuring all materials, on an All Risks basis for the full replacement cost, in transit and until delivered to the project site;

•	insuring all tools and equipment used in the installation process;

•	assuming costs within the deductible(s) if a property loss is caused by the Tenant’s or any Tenant Contractor’s failure to take reasonable steps to prevent the loss;

•	protecting the site to prevent both natural and man-caused (i.e., arson, theft, vandalism) losses.
Property Insurance Loss Adjustment
Unless such damage is to be repaired by Tenant pursuant to the terms of the Lease, any insured loss shall be adjusted with the Landlord and made payable to the Landlord, subject to any applicable mortgagee clause.

C-1-2

EXHIBIT D — BIRCHWOOD BUSINESS PARK RULES AND REGULATIONS
     In the event of any inconsistency between the Rules and Regulations and the terms of the Lease, the terms of the Lease shall govern and prevail.
     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Leased Premises.
     2. No awnings or other projections shall be attached to the outside walls of any Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.
     3. A building directory listing Tenant’s name and location will be maintained in the main lobby of the applicable Buildings by and at the expense of Landlord, and the number’ of such listings shall be at the discretion of Landlord. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the Leased Premises or Buildings without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant for Tenants violation of this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant, at each Tenant’s expense, and shall be of a size, color and style reasonably acceptable to Landlord.
     4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Buildings shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
     5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the Building, nor placed in the lobby, halls, corridors, vestibules or fire escapes, stairways or mechanical rooms, without the prior written consent of Landlord.
     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuses of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.
     7. Other than in the ordinary course of Tenants business and use and occupancy of the Leased Premises, Tenant shall not mark, paint, drill into, or in any way deface any part of the Leased Premises or the Buildings of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in contact with the floor of the Leased Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
     8. No animals of any kind shall be brought in or kept about the Leased Premises, except in connection with the conduct of Tenant’s business, and no cooking shall be done or permitted by Tenant

D-1

on said premises other than in the ordinary course of maintaining a lunch room at the Leased Premises. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Leased Premises.
     9. No space in any Building, except as provided in individual leases, shall be used for the sale of merchandise, goods or property of any kind at auction.
     10. Tenant shall not disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of doors, windows, skylights or down the passage ways.
     11. Tenant, including any of Tenant’s servants, employees, agents, visitors, or licensees, shall not at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance except in compliance with the terms of the Lease.
     12. No additional locks or bolts of any kind shall be placed upon any of the main entrances to the Leased Premises by Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Tenant must, upon the termination of its tenancy, return to Landlord all keys (properly labeled) for the main entrances and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay Landlord the costs thereof. In the event any locks are inoperable upon the termination of the tenancy, the Tenant shall pay for repair thereof unless caused by Landlord’s negligence.
     13. Tenant shall not occupy or permit any portion of the Leased Premises to be occupied for the possession, storage, manufacture or sale of liquor, or of any illegal or hazardous substance.
     14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Business Park, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the Business Park or its owner in any advertising without the express consent in writing of Landlord.
     15. No food or beverage shall be carried in the public halls and elevators of the Building except in closed containers.
     16. The Leased Premises shall not be used for lodging or sleeping or for any illegal purpose.
     17. Canvassing, soliciting and peddling in the Buildings is prohibited, and each Tenant shall cooperate to prevent the same by notifying Landlord.
     18. There shall not be used in any common areas of the Building, either by a Tenant or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.
     19. No outside storage or storage containers are permitted nor may any unregistered motor vehicles of whatsoever kind, type or description be parked at the Leased Premises, the Buildings or the Business Park, other than in the ordinary course of business, unless first approved in writing by Landlord.

D-2

EXHIBIT E — FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NO.

BENEFICIARY:
BIRCHWOOD FORTUNE-SPVEF, LLC
C/O HALL INVESTMENT HOLDINGS LLC
40 BEACH STREET, SUITE 203
MANCHESTER, MA 01944
ATTN: DENISON M. HALL
APPLICANT:
SERACARE LIFE SCIENCES, INC.
375 WEST STREET
WEST BRIDGEWATER, MA 02379
LETTER OF CREDIT NO:
ISSUE DATE:
EXPIRATION DATE:      [1 YEAR FROM ISSUANCE DATE]
EXPIRATION PLACE:     AT OUR COUNTERS
AMOUNT: 76,088.00 USD SEVENTY SIX THOUSAND EIGHTY EIGHT 00/100
LADIES AND GENTLEMEN:
MERRILL LYNCH BANK USA (“ISSUER”) HEREBY ISSUES OUR IRREVOCABLE LETTER OF CREDIT NO.                      IN BENEFICIARY’S FAVOR IN THE AMOUNT OF SEVENTY SIX THOUSAND EIGHTY EIGHT 00/100 ($76,088.00) U.S. DOLLARS AVAILABLE BY YOUR SIGHT DRAFTS DRAWN ON US AND ACCOMPANIED BY A WRITTEN STATEMENT SIGNED ON BEHALF OF BENEFICIARY, ITS SUCCESSORS OR ASSIGNS, STATING AS FOLLOWS:
EITHER:
“THE UNDERSIGNED CERTIFIES THAT BIRCHWOOD FORTUNE-SPVEF, LLC AND/OR ITS SUCCESSORS AND ASSIGNS IS ENTITLED TO DRAW UNDER THE IRREVOCABLE LETTER OF CREDIT NO.                      PURSUANT TO THE TERMS OF A LEASE, DATED                     , 2007, AS AMENDED, BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”
OR:
“THE UNDERSIGNED CERTIFIES THAT BIRCHWOOD FORTUNE-SPVEF, LLC AND/OR ITS SUCCESSORS AND ASSIGNS IS ENTITLED TO DRAW UNDER THE

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

IRREVOCABLE LETTER OF CREDIT NO.                      BECAUSE APPLICANT HAS FILED A VOLUNTARY BANKRUPTCY PETITION UNDER II USC 101 ET SEQ., AS AMENDED, OR UNDER THE INSOLVENCY LAWS OF ANY JURISDICTION.”
OR:
“THE UNDERSIGNED CERTIFIES THAT BIRCHWOOD FORTUNE-SPVEF, LLC AND/OR ITS SUCCESSORS AND ASSIGNS IS ENTITLED TO DRAW UNDER THE IRREVOCABLE LETTER OF CREDIT NO.                      BECAUSE AN INVOLUNTARY PETITION UNDER II USC 101 ET SEQ., AS AMENDED, OR UNDER THE INSOLVENCY LAWS OF ANY JURISDICTION HAS BEEN FILED AGAINST APPLICANT.”
PARTIAL DRAWINGS ARE PERMITTED.
THIS LETTER OF CREDIT SHALL EXPIRE AT OUR OFFICES ON                      ___, 2008 (THE “STATED EXPIRATION DATE”). IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE STATED EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR SUCCESSIVE ONE (1) YEAR PERIODS FROM SUCH STATED EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH STATED EXPIRATION DATE (OR ANY ANNIVERSARY THEREOF) WE SHALL NOTIFY APPLICANT AND YOU IN WRITING BY REGISTERED MAIL (RETURN RECEIPT) THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL ONE (1) YEAR PERIOD.
UPON RECEIPT OF SUCH NON-RENEWAL NOTICE YOU MAY DRAW YOUR SIGHT DRAFT DRAWN ON US FOR THE AVAILABLE AMOUNT UNDER THIS STANDBY LETTER OF CREDIT ACCOMPANIED BY YOUR DATED STATEMENT SIGNED BY ONE OF YOUR AUTHORIZED OFFICERS, AUTHORIZED SIGNATORIES, MEMBER OR REPRESENTATIVE FOLLOWED BY THEIR DESIGNATED TITLE, CERTIFYING THE FOLLOWING: “WE ARE IN RECEIPT OF YOUR NOTICE THAT YOU HAVE ELECTED NOT TO RENEW OR EXTEND THE MATURITY DATE OF YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      AND APPLICANT HAS FAILED TO PROVIDE US WITH AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”
WE ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TO US ON OR BEFORE THE EXPIRATION DATE SET FORTH ABOVE. ANY DRAFT DRAWN BY YOU UNDER THIS IRREVOCABLE LETTER OF CREDIT MUST BEAR THE CLAUSE “DRAWN UNDER MERRILL LYNCH BANK USA LETTER OF CREDIT NO.                      DATED                                         .”
THE BENEFICIARY’S RIGHTS UNDER THIS LETTER OF CREDIT ARE TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) AND ONLY MERRILL LYNCH BANK USA IS AUTHORIZED TO ACT AS THE TRANSFERRING BANK. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS, A

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

SIGNED AND COMPLETED TRANSFER FORM IN THE FORM ATTACHED HERETO AS ATTACHMENT A, AND PAYMENT OF OUR STANDARD TRANSFER FEE OF USD300.00 IS RECEIVED BY US. UNDER NO CIRCUMSTANCES SHALL THIS LETTER OF CREDIT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH
WHICH U.S. PERSONS OR ENTITIES ARE PROHIBITED FROM CONDUCTING BUSINESS UNDER U.S. FOREIGN ASSET CONTROL REGULATIONS AND OTHER APPLICABLE U.S. LAWS AND REGULATIONS.
THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE LIMITED, MODIFIED, AMENDED OR AMPLIFIED, EXCEPT BY A WRITTEN DOCUMENT EXECUTED BY THE PARTIES HERETO.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590. AS TO MATTERS NOT GOVERNED BY ISP98, SUCH MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF UTAH AND APPLICABLE U.S. FEDERAL LAW.
MERRILL LYNCH BANK USA

BY:

TITLE:

ATTACHMENT A
          FORM OF TRANSFER
THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF THE BENEFICIARY OF LETTER OF CREDIT NO.                      (THE “LETTER OF CREDIT”) DATED                                          IRREVOCABLY INSTRUCTS MERRILL LYNCH BANK USA AS ISSUER OF THE LETTER OF CREDIT, AS FOLLOWS:
1. FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY IRREVOCABLY TRANSFERS TO:

NAME AND ADDRESS OF TRANSFEREE:

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY UNDER THE LETTER OF CREDIT. THE TRANSFEREE IS THE ASSIGNEE OR HAS SUCCEEDED THE UNDERSIGNED.
2. BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL FROM THE DATE OF THIS INSTRUCTION HAVE SOLE RIGHTS AS BENEFICIARY OF THE LETTER OF CREDIT INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF, OR NOTICE TO, THE UNDERSIGNED BENEFICIARY; PROVIDED, HOWEVER, THAT NO RIGHTS SHALL BE DEEMED TO HAVE BEEN TRANSFERRED TO THE TRANSFEREE UNTIL SUCH TRANSFER COMPLIES WITH THE REQUIREMENTS OF THE LETTER OF CREDIT PERTAINING TO TRANSFERS.
3. THE LETTER OF CREDIT IS RETURNED WITH THIS INSTRUCTION, AND IN ACCORDANCE WITH THE LETTER OF CREDIT THE UNDERSIGNED ASKS THAT THIS TRANSFER BE EFFECTIVE AND THAT YOU TRANSFER THE SAME TO THE TRANSFEREE OR THAT, IF SO REQUESTED BY THE TRANSFEREE, YOU ISSUE A NEW IRREVOCABLE LETTER OF CREDIT IN FAVOR OF THE TRANSFEREE WITH PROVISIONS CONSISTENT WITH THE LETTER OF CREDIT.

4. YOUR SIGNATURE BELOW MUST BE GUARANTEED AND WITNESSED BY AN
AUTHORIZED OFFICER OF YOUR BANK.

DATED:	SIGNATURE GUARANTEE

INSERT NAME OF TRANSFEROR

BY:	BY:

TITLE:	TITLE:

EXHIBIT F— FORM OF LANDLORD’S WAIVER AGREEMENT
     THIS LANDLORD’S WAIVER AGREEMENT (this “Agreement”) is made and entered into by and between BIRCHWOOD FORTUNE — SPVEF, LLC, a Delaware limited liability company, with an address in care of Hall Investment Holdings LLC, 40 Beach Street, Suite 203, Manchester, MA 01944 (“Landlord”), SERACARE LIFE SCIENCES, INC., a Delaware corporation, f/k/a SeraCare Reorganization Company, Inc., with an address as set forth in Section 11 hereof (“Tenant”), and                     , a                     , with an address as set forth in Section 11 hereof (together with any successors and assigns, “Lender”) as of the ___ day of                     , 20________.
WITNESSETH:
     Whereas, Landlord and Tenant have entered into those certain leases dated the dates set forth on Exhibit A attached hereto and made a part hereof (collectively, the “Lease”), pursuant to which Tenant is leasing certain premises at Birchwood Business Park, 25 Birch Street, Milford, MA, which property is more fully described on Exhibit B (the “Premises”) from Landlord; and
     Whereas, Tenant and Lender have entered or are about to enter into certain financing arrangements (the “Financing”) under which Tenant is obtaining loans from Lender secured by, among other things, certain of the tangible and intangible property of Tenant, including, without limitation, all of Tenant’s goods, inventory, machinery, equipment, furniture and fixtures, together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing (collectively, the “Collateral”). For purposes of this Agreement, with the exception of trade fixtures (as defined in the Lease) the “Collateral” shall not include (a) any heating, ventilating and/or air conditioning system heretofore or hereafter installed in or on the building of which the Premises is a part, including any and all wires, cables, thermostats and ducts relating thereto, or (b) any other fixtures.
     Whereas, in connection with the Financing, Lender has requested, and Landlord has agreed, subject to the following conditions, to enter into this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Tenant and Lender hereby agree as follows:
     1. Notwithstanding the provisions of the Lease or applicable law, the Landlord and Lender agree as follows:
          (a) Subject to the terms hereof, Landlord acknowledges the validity of Lender’s security interests and liens on the Collateral and, until such time as all liabilities of Tenant to Lender and all expenses now or hereafter owing by Tenant to Lender under the Loan Documents have been finally and irrevocably paid to or recovered by Lender in full and all covenants of Tenant to Lender have been fully performed, Landlord disclaims and waives all claims or interests in the Collateral and agrees not to distrain or levy upon the Collateral or to assert any lien, security interest, right of distrain or other claim against the Collateral for any reason; and
     2. Landlord acknowledges that to the best of its knowledge, (a) a true and correct copy of the Lease as in effect as of the date hereof is attached hereto as Exhibit A-1, (b) the Lease is in full force and effect, and (c) Landlord is not aware of any existing default under the Lease.
     3. Landlord, Tenant and Lender agree that in the event Tenant shall be in default under the terms of the Financing or any other instrument executed by Tenant in connection therewith (collectively,

the “Loan Documents”), or in the event for any reason that Lender shall be entitled to take possession of any or all of the Collateral situated in or at the Premises, Lender shall have, and is hereby granted, a license (the “License”) to enter upon the Premises as may be reasonably necessary to enable Lender to secure, take possession of, sell by private sale or public auction, prepare for removal and remove the Collateral from the Premises, and for purposes that are incidental to such activities, but for no other purpose. The License shall be effective during normal business hours only. Lender, while exercising the License, shall not unreasonably interfere with the other tenants of the property on which the Premises is located (“Landlord’s Project”), shall not breach the peace and shall be responsible for compliance with applicable law. Lender agrees to give Landlord at least two (2) day’s prior written notice of Lender’s initial exercise of the License. The License is further described in, and subject to the conditions and limitations set forth in, Paragraph 4 below.
     4. The License is a license to enter upon the Premises during the ninety (90) calendar day period commencing on the effective date of Lender’s notice to Landlord pursuant to Paragraph 3 above, or the effective date of Landlord’s notice to Lender pursuant to Paragraph 6 below, whichever shall first occur, and terminating on the ninetieth (90th) calendar day following Landlord’s entry upon the Premises. In the event that Lender exercises the License, Lender shall pay to Landlord, periodically (but not less frequently than weekly, and in advance), with respect to each day Lender uses the Premises or that the Collateral remains in the Premises during the above-described period, commencing on the second (2nd) day of such period (there being no charge for the first day of such period), a daily license fee equal to one-thirtieth (1/30th) of the non default monthly rental then applicable as provided in the Lease, unless Landlord has otherwise been paid rent in respect of any of such period, without incurring any obligations of Tenant, or acquiring any rights of Tenant. Any extensions of the foregoing period shall be only with the prior written consent of Landlord, withheld or conditioned in Landlord’s sole discretion. Notwithstanding anything to the contrary contained herein, upon breach of the terms of this License by Lender and Lender’s failure to cure such breach to the reasonable satisfaction of Landlord within ten (10) days of receipt by Lender of written notice of such breach, this License shall automatically terminate and Lender shall promptly vacate the Landlord’s Project.
     5. Tenant agrees that a written statement from Lender to Landlord and/or Tenant stating that Tenant is in default as provided in Paragraph 3 above, or that Lender is otherwise entitled to possession of any or all of the Collateral situated in or at the Premises, shall be sufficient to authorize Lender’s access to the Premises and the Collateral situated therein and thereon. Tenant hereby releases Landlord from, and agrees to indemnify, defend and hold Landlord harmless from, any and all claims or causes of action to which Tenant might be entitled as a result of Landlord’s permitting Lender (or its agents or employees) to enter the Premises and take possession of the Collateral. Without limiting the generality of the foregoing, Tenant agrees that Landlord shall have no duty or obligation whatsoever (a) to inquire about or determine whether Tenant is in fact in default under the Loan Documents, or (b) to inquire about or question the authenticity, authorization or due execution of any notice or statement from Lender to Landlord asserting or alleging a default by Tenant under any instrument evidencing or securing a debt of Tenant to Lender or otherwise indicating Lender’s intention to exercise its rights hereunder.
     6. Landlord agrees that if, as a result of an event of default by Tenant under the Lease, Landlord intends to terminate the Lease or Tenant’s possession of the Premises, Landlord shall provide written notice of such intention to Lender, provided that (i) Lender shall have at least fifteen (15) days following receipt at such notice to cure such default before the Lease terminates and/or Landlord exercises any of its remedies, and (ii) Lender shall not be under any obligation to, but at its option may, cure any default by Tenant under the Lease. No action by Lender hereunder shall constitute or be deemed to be an assumption by Lender of any obligation under the Lease. Lender shall have the right to remove the Collateral from the Premises within thirty (30) days after the effective date of such written notice. Lender’s entry into the Premises, and removal of the Collateral, pursuant to this Paragraph 6 shall be an exercise of the License in accordance with all provisions of this Agreement, including (without limitation) the provisions of Paragraphs 3 and 4 above.
     7. Lender hereby agrees that it shall indemnify, defend and hold Landlord harmless from any and all claims, actions, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord and caused by the act or omission of Lender, its agents or employees, on or at the Landlord’s Project. Lender’s obligation shall survive the termination of the License with respect to acts or omissions occurring prior to such termination.
     8. Lender hereby agrees that it shall repair any damage to the Premises or the Landlord’s Project caused by Lender, or Lender’s agents or employees, during the period in which Lender or its agents or employees are in or on the Premises or the Landlord’s Project. Lender’s obligation shall survive the termination of the License. All such repairs shall be performed by a contractor or contractors approved by Landlord, which approval shall not be unreasonably withheld, delayed and/or conditioned; provided, however, that the obligations set forth in Paragraph 7 and 8 which expressly survive termination of the License, will continue in full force and effect until finally completed.
     9. This Agreement shall in all respects be a continuing agreement (subject to the terms and limitations hereof) and shall remain in full force and effect until the date that all liabilities of Tenant to Lender and all expenses now or hereafter owing by Tenant to Lender under the Loan Documents have been finally and irrevocably paid to or recovered by Lender in full and all covenants and conditions of Tenant to Lender have been fully performed; provided, however, that the provisions of this Agreement concerning the License shall terminate upon termination of the License in accordance herewith; Landlord and Tenant hereby agreeing that the License may only be revoked by Landlord pursuant to the provisions of paragraph 4 hereof.
     10. If any order or injunction is issued or stay granted which prohibits Lender from exercising any of its rights hereunder, the periods set forth above in Paragraphs 4 and 6 shall be tolled during the period of such prohibition.
     11. All notices any party hereunder shall be given in writing, mailed or delivered to such party at the address of such party set forth below or at such other address as either party may hereafter designate.

To Landlord:	Hall Investment Holdings LLC 40 Beach Street, Suite 203 Manchester, MA 01944 Attn: Denison M. Hall

with a copy to:	Lerner & Holmes, PC Two Center Plaza, Suite 415 Boston, MA 02108 Attn: Daniel P. Holmes, Esq.

To Tenant:	SeraCare Life Sciences, Inc. 375 West Street West Bridgewater, MA 02379 Attn: Gregory A. Gould

To Lender:

Attn:

With a copy to:

Attn:

Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or refusal to accept delivery thereof.
     12. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which when taken together shall constitute one instrument. The parties agree that facsimile copies of this Agreement, bearing their respective signatures, shall be enforceable as originals.
     13. Each party hereto certifies that it has full power and authority to execute this Agreement on its behalf.
     14. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and transferees of the parties hereto. Landlord agrees and consents to the recording of a notice of this Agreement with the Worcester District Registry of Deeds.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the day and year first written above.

LANDLORD:	BIRCHWOOD FORTUNE — SPVEF, LLC,
a Delaware limited liability company

	By:	Hall Royce Investors, LLC, its manager

		By:	Hall Royce, LLC, its manager

By:
Name:
Title:

TENANT:	SERACARE LIFE SCIENCES, INC.

By:

Name: Gregory A. Gould
Title: Chief Financial Officer and Secretary

LENDER:

By:

Name:
Title:

EXHIBIT A
DESCRIPTION OF LEASE

EXHIBIT A-1
COPY OF THE LEASE

EXHIBIT B
DESCRIPTION OF THE PREMISES

EXHIBIT G — DESCRIPTION OF EXISTING LEASE
A. Leases for Premises A
     1. Lease Agreement dated April 5, 1988 by and between Khip Associates, as landlord, and The Center for Diagnostic Products, Inc., as tenant
          a. First Amendment to Lease Agreement dated January 21, 1992 by and between Khip Associates, as landlord, and The Center for Diagnostic Products, Inc., as tenant
          b. Amendment to Leases dated October 30, 1998 by and between Birchwood Office Park, LLC, as landlord, and Biovest, Inc., as tenant.
          c. Amendment to Leases — 1999 dated                     , 1999 by and between Birchwood Office Park, LLC, as landlord, and Biovest Inc., as tenant.
     2. Lease Agreement dated April, 1989 by and between Khip Associates, as landlord, and The Center for Diagnostic Products, Inc., as tenant
          a. First Amendment to Lease Agreement dated January 21, 1992 by and between Khip Associates, as landlord, and The Center for Diagnostic Products, Inc., as tenant
          b. Amendment to Leases dated October 30, 1998 by and between Birchwood Office Park, LLC, as landlord, and Biovest, Inc., as tenant.
          c. Amendment to Leases — 1999 dated                     , 1999 by and between Birchwood Office Park, LLC, as landlord, and Biovest Inc., as tenant.
     3. Lease Agreement dated January 21, 1992 by and between Khip Associates, as landlord, and The Center for Diagnostic Products, Inc., as tenant
          a. Amendment to Leases dated October 30, 1998 by and between Birchwood Office Park, LLC, as landlord, and Biovest, Inc., as tenant.
          b. Amendment to Leases — 1999 dated                     , 1999 by and between Birchwood Office Park, LLC, as landlord, and Biovest Inc., as tenant.
     4. Assignment, Assumption and Consent Agreement dated January 13, 2006 by and among Celliance Milford, Inc., as assignor, Birchwood Office Park, LLC, as landlord, and SeraCare Life Sciences, Inc., as assignee
B. Lease for premises in Building C
     1. Lease Agreement dated August 20, 1997 by and between Neotech Development Company, L.L.C., as landlord, and Biovest, Inc., as tenant
     2. Assignment, Assumption and Consent Agreement dated January 13, 2006 by and among Celliance Milford, Inc., as assignor, Birchwood Office Park, LLC, as landlord, and SeraCare Life Sciences, Inc., as assignee

G - 1

EXHIBIT H — EXCLUSIONS FROM BUILDING OPERATING EXPENSES
In addition to the exclusions noted in Section Ten of the Lease, Business Park Operating Expenses and Building Operating Expenses shall not include:
(a) any ground rent;
(b) bad debt expenses and principal, points and fees on debts or amortization or interest on any mortgage or other debt instrument;
(c) lease commissions and other costs incurred in connection with the negotiation, preparation, execution, delivery or enforcement of letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions (including amendments and other modifications thereto) with present or prospective tenants or other occupants of the Buildings;
(d) allowances, concessions or other costs of installations or decorations incurred in connection with demising, improving or decorating leased or leaseable space in the Buildings, including tenant work letters and other such concessions;
(e) expenses for which Tenant is charged directly;
(f) judgments against Landlord or the Buildings and associated costs with respect to (i) disputes with third parties including Tenant, tenants, prospective tenants or other occupants of the Buildings, (ii) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Buildings, or (iii) negotiations of leases, contracts of sale or mortgages;
(g) costs of services provided to other tenants of the Buildings on a “rent inclusion” basis which are not provided to Tenant;
(h) costs that are reimbursed under any service contract, warranty, out of insurance or condemnation proceeds or by Tenant or other tenants (other than pursuant to an expense escalation clause) or any third party;
(i) costs for services, supplies or repairs paid to any entity affiliated with Landlord in excess of costs that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies or repairs;
(j) appraisal, marketing, advertising and promotional expenses;
(k) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s or any other tenant’s breach of any lease, including this Lease or Landlord’s failure to timely pay Impositions or other Operating Expenses;
(l) costs incurred in connection with the survey, testing, removal, encapsulation, remediation or other treatment of asbestos or any other Hazardous Materials at the Business Park;
(m) electricity costs (including any taxes or other charges in connection therewith) to the extent such costs are reasonably attributable to the electric current consumed in other leased space in the Buildings;
(n) reserves for repairs, maintenance, and replacements;

H-1

(o) Landlord’s or any property manager’s general corporate overhead and general and administrative expenses;
(p) legal fees and accounting costs, other than those incurred in connection with reducing or attempting to reduce Operating Expenses or as otherwise specified in the Lease;
(q) acquisition costs for sculpture, paintings and other art objects in excess of amounts typically spent for such items in other office buildings of comparable quality in the Milford/Franklin/Hopkinton market area;
(r) costs of selling, syndicating, financing, refinancing, mortgaging or hypothecating any part of or interest in the Buildings;
(s) costs of repairs incurred by reason of fire or other casualty or condemnation (other than the amount of any deductible which is includable in Tenant’s Operating Expenses);
(t) costs, salary and other compensation paid for any employee of Landlord who is not assigned on a full-time basis to the operation, management, maintenance or repair of the Buildings, except to the extent an allocation is made on a reasonable and consistent basis that fairly reflects the proportion of such employee’s employment time that is attributable to the Buildings;
(u) increased insurance premiums caused by Landlord or any tenant bringing any Hazardous Materials (other than normal office and Building operation materials) to the Buildings; and
(v) except as otherwise set forth herein, any and all costs associated with the operation, maintenance and repair of an on-site management office, including, but not limited to, any rent paid in connection therewith, utilities, real estate taxes, supplies, repair costs, etc. (Costs of phone service for the management office shall be included in Business Park Operating Expenses.)
Notwithstanding anything to the contrary contained herein, costs of items considered capital repairs, replacements, improvements and equipment to the Buildings or Business Park under GAAP (whether leased or purchased) shall not be included in Operating Expenses, except for (1) the Capital Costs (as defined below) incurred by Landlord after the Lease Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Lease Commencement Date; or (2) the Capital Costs of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to improve other economics in the operation or maintenance of the Buildings; or (3) the cost of other capital improvements, tools or expenditures to the extent the purchase price (or aggregate lease payments) or overall cost of each such improvement or acquisition is less than Five Thousand Dollars ($5,000), and the total cost of all such minor capital items are not in excess of Twenty Thousand Dollars ($20,000) in any Lease Year. “Capital Costs” shall mean, the annual amortization payments on a level monthly payment of principal and interest basis necessary to fully amortize the costs of said capital repairs, replacements, improvements and/or equipment over the useful life of said capital repairs, replacements, improvements and/or equipment, utilizing a rate of interest as reasonably determined by Landlord.

H-2

EXHIBIT I — RIGHT OF EXISTING TENANTS

Building	Square Feet	Lease Exp. Date	Options
A	5,343	10/10	• None
			• ROFO for other space in Birchwood

A	4,626	6/08	One two (2) year option to extend

A	9,855	4/09	None

C	3,355	3/08	None

C	6,904	12/07	One two (2) year

C	5,432	@ 12/12	• One five (5) year option to extend

D	11,700	12/11	• One five (5) year option to extend
			• ROFO for contiguous space

D	23,400	8/08	• ROFO for over 5,000 square feet in Birchwood

I-1

EXHIBIT J — GENERATOR PROVISIONS
     1. Space for Back-Up Generator. As provided in Section Eleven of the Lease and in this Exhibit J, Landlord agrees to provide to Tenant reasonably adequate space adjacent to Buildings A, C and/or D for Tenant’s installation of no more than three (3) back-up generators for Tenant’s electrical needs. Provided Tenant obtains, at its expense, all applicable governmental permits and approvals, Tenant shall have the right, at its sole cost, expense and liability, to install, operate, maintain, repair and replace such backup power generators to be situated on land adjacent to Buildings A, C and/or D in an area reasonably approved by Landlord, all in accordance with the manufacturer’s specifications and all Legal Requirements. The area where the Generator Equipment (as hereinafter defined) will be located shall be referred to herein as the “Generator Equipment Area.” The overall dimensions of the generator diesel fuel tank(s) and the type of generator(s), tank(s) and related piping, as well as the location and installation methods of any necessary conduits shall be subject to the approval of Landlord in its reasonable discretion (collectively, the “Generator Equipment”). Landlord’s approval of the installation and use of the Generator Equipment shall not be deemed consent by Landlord to the installation of any other generator or tank or the right to engage in any other use of any hazardous substance.
     2. Plans. Prior to the installation of any Generator Equipment, Tenant shall deliver to Landlord a copy of all plans and specifications for the Generator Equipment for review and approval by Landlord in its reasonable discretion, and after approval of the plans and specifications, a copy of all applicable permits for the installation and operation of the Generator Equipment. Landlord shall specify the method of shielding the Generator Equipment from view, or other decorative architectural features required to make the Generator Equipment aesthetically pleasing in Landlord’s reasonable discretion.
     3. Constitution Schedule. Tenant shall submit to Landlord a construction schedule for the construction and installation of any Generator Equipment.
     4. Non-Responsibility. Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Property, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable laws, ordinances and regulations. Landlord’s approval of any plans, work or any matter shall not: (a) impose any present or future liability on Landlord; (b) constitute a waiver of Landlord’s rights hereunder or under the Lease; (c) impose on Landlord any responsibility for a design and/or construction defect or fault in any Generator Equipment, (d) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or that such plans comply with any laws, rules, regulations, ordinances, or that any work is in accordance with industry standards or will make the Generator Equipment operational or functional upon completion. Accordingly, Landlord (and its agents) shall not be responsible for any defect, flaw, error or omission in such plans, specifications or work, nor shall any inspection or failure to inspect by Landlord constitute a waiver of any right of Landlord under this Lease or give rise to any liability thereby on the part of Landlord or its agents.
     5. Compliance. Tenant shall fully and timely comply with all applicable Legal Requirements relating to installation and operation of any Generator Equipment, as well as all provisions of this Lease. The installation, use, operation and maintenance of any Generator Equipment by Tenant must be done in a manner that will not impair, void or adversely affect any warranty that Landlord may have at any time. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of any Generator Equipment, including any requisite building permits, and shall deliver copies of same to Landlord promptly after receipt by Tenant from the applicable governmental authority. In connection therewith, Tenant shall not cause or permit the release, as defined under any applicable state or local law, ordinance, rule or regulation, of any Hazardous Material (including, without limitation, diesel fuel) in, on, under or about any Building, the Property, or into any conduit, stream, storm sewer, or sanitary sewer connected thereto or located thereon or in or about any Building, any common area, or the Property.
     6. Reports and Records. Tenant shall maintain all reports, inventory and other records, test results, permits and all other data and information required under applicable laws, ordinances and rules for the installation, use and operation of all Generator Equipment, and upon request of Landlord, shall provide a copy of all such reports, records, test results and other information without cost or expenses to Landlord.
     7. Removal. Upon the expiration or earlier termination of the Lease or vacation or abandonment of the Leased Premises, Tenant shall remove all Generator Equipment and shall close all such Generator Equipment in compliance with all applicable Legal Requirements. Tenant shall deliver copies of all permits to Landlord promptly following receipt of same from the applicable governmental authority. In connection with the closure of the Generator Equipment and when required by any applicable Legal Requirements, Tenant shall perform, at its sole expense, an environmental site assessment reasonably acceptable to Landlord to determine the extent, if any, of contamination of any Building, any common area, or the Property and shall, at its sole expense, clean up, remove, and remediate all Hazardous Materials in, on, under or about the Building, common areas or Property that was caused by any release, leak or other discharge from the Generator Equipment, including, without limitation, any contamination or spillage from overfilling the tank.
     8. Taxes and Costs. Tenant shall pay all taxes or other charges assessed against the Generator Equipment or the use thereof. In the event any portion of the Generator Equipment is assessed and billed with the property of Landlord, Tenant shall pay to Landlord such taxes within thirty (30) days after notice from Landlord of the amount reasonably determined by Landlord. In addition, the installation, operation, maintenance, repair and replacement of the Generator Equipment shall all be at Tenant’s sole cost and expense.
     9. Use of Landlord’s Generator. Landlord grants to Tenant a non-exclusive license to use Landlord’s generator currently serving Building D (the “Backup Power System”). Tenant shall be entitled to use 50% of the capacity of the Backup Power System, and Landlord shall permit Tenant (after Tenant has provided notice thereof to Landlord,) to perform a load test on the Backup Power System at any time in order to confirm that Tenant is able to use 50% of the capacity of the Backup Power System. Tenant, upon receipt of Landlord’s prior written approval (not to be unreasonably withheld), may install, at Tenant’s sole cost and expense, such conduits as are necessary to connect the Premises to the Backup Power System (collectively, “Tenant’s Equipment”). At all times during the Term hereof, Tenant shall maintain, at Tenant’s sole cost and expense, Tenant’s Equipment in good, operational working order and condition and in compliance with all applicable Legal Requirements, all insurance requirements, and all of Landlord’s Rules and Regulations. Tenant shall pay to Landlord its share of all utility and fuel costs, determined by Landlord in its reasonable discretion, associated with Tenant’s use of the Backup Power System. Landlord shall maintain the Backup Power System in accordance with commercially reasonable standards; provided, however, Tenant acknowledges that (a) Landlord makes no warranty or representation with respect to the Backup Power System or its suitability for Tenant’s use, and (b) Landlord shall have no responsibility or liability to Tenant in connection with any failures of such Backup Power System, other than due to failures resulting from Landlord’s willful misconduct. Tenant hereby releases Landlord and its property manager and their respective agents and employees, and waives any and all claims for damage or injury to person or property or loss of business sustained by Tenant, in connection with or resulting from the Backup Power System becoming in disrepair (unless caused by Landlord’s willful misconduct), malfunctioning, or failing, all as further set forth in the Lease which shall apply to the license granted herein.

Tenant’s right to use the Backup Power System is exclusive to Tenant, Permitted Assignees and Tenant Partners, and is granted solely to service the Premises D, and Tenant shall not permit the use of the Backup Power System by any other party; provided, however, Tenant acknowledges that Landlord may grant non-exclusive licenses to other parties to use the Backup Power System, provided further that such other users shall not use more than 50% of the capacity of the Backup Power System. Landlord shall have the right to inspect the Tenant’s Equipment, upon twenty-four (24) hours prior notice to Tenant, to ensure compliance with the terms of this Lease. Upon expiration or termination of this Lease, unless otherwise specified by Landlord, Tenant shall return the Backup Power System and, if requested by Landlord, associated conduits to Landlord, in all cases in good condition, reasonable wear and tear excepted. Tenant may not install any additional conduits or other equipment, or utilize additional generators or generator power owned by Landlord without first obtaining Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion.”

EXHIBIT K — CLEANING SPECIFICATIONS
Cleaning Specifications
Nightly Cleaning Services
     Lobby
•	Clean entry door and all related entry glass

•	Sweep and wash tile floor

•	Vacuum all carpets and entry mats

•	Wipe down all common area furniture and horizontal surfaces Polish furniture and vacuum or brush upholstered furniture
     Office Areas and Conference Rooms
•	Vacuum all carpets

•	Empty and remove all trash to designated area, replace liners as necessary

•	Dust desks in offices, wash them if cleared off

•	Wipe down and polish conference room tables

•	Perform high-dusting on a rotating basis

•	Spot clean walls and light switches

•	Vacuum or brush all upholstered furniture on a rotating basis

•	Dust all flat surfaces, including windowsills, heat registers, file cabinets, partitions, etc.

•	Wash glass partitions, wipe window ledges

•	Clean and wipe down water units
     Corridors
•	Vacuum carpets

•	Brush upholstered furniture

•	Spot clean carpets as needed
     Drinking Fountains
•	Clean and sanitize all fountains
     Elevators
•	Wipe down walls and doors

•	Wipe down all switches and buttons

•	Clean and polish tracks

•	Clean or vacuum floors
     Restrooms
•	Clean and disinfect all fixtures, floors, walls, partitions, dispensers and counters

•	Empty all trash and replace liners

K-1

•	Replenish all paper products with customer provided supplies

•	Polish mirrors and all bright work

•	Sweep and trop floors, nightly

•	Remove fingerprints and smudges from walls, doors and light switches
Weekly Cleaning Services
     Elevators
•	Clean ceilings and grills
     All Tile Floors
•	Spray buff
Other Cleaning Services
     Lobby
•	Machine scrub tile floor as needed

•	Office Areas and Conference Rooms

•	Wash trash receptacles inside and out semi-annually
     Restrooms
•	Machine scrub floors semi-annually
     Windows
•	Clean windows inside and outside twice annually, or as needed

K-2

EXHIBIT L — FORM OF SNDA
WHEN RECORDED RETURN TO:
Bradford L. Austin
700 Walnut Street, Suite 1600
Des Moines, IA 50309
Birchwood Office Park (MA)
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”), is dated as of the                      day of                                          2007, and is executed by and among FARM BUREAU LIFE INSURANCE COMPANY, an Iowa corporation (“Lender”), with its principal office at 5400 University Avenue, West Des Moines, Iowa 50266, Attn: Real Estate and Commercial Mortgage Manager; SERACARE LIFE SCIENCES, INC., a Delaware corporation (“Tenant”), having an address of 375 West Street, West Bridgewater, MA 02379; and BIRCHWOOD FORTUNE – SPVEF, LLC, a Delaware limited liability company (“Borrower”) having an address of c/o Hall Investment Holdings, LLC, 40 Beach Street, Manchester, Massachusetts 01944.
WITNESSETH:
     WHEREAS, Borrower is the owner in fee simple of that certain real property and all improvements thereon situated in the City of Milford, County of Worcester, Commonwealth of Massachusetts, more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”);
     WHEREAS, Tenant has entered into that certain Lease Agreement dated                    , ___, 2007, as the same may have been or may be amended (“Lease”), with Borrower covering a portion of the Property consisting of certain premises more fully described in said Lease (“Leased Premises”);
     WHEREAS, by Mortgage Deed, Security Agreement, Financing Statement and Fixture Filing with Absolute Assignment of Rents and Leases, as the same may be amended or otherwise modified from time to time (the “Mortgage”) and by an Absolute Assignment of Leases, Rents and Income, as the same may be amended or otherwise modified from time to time (“Assignment of Leases”), recorded or to be recorded in the Official Records of Worcester County, Massachusetts, concurrently with or prior to the recordation of this Agreement, Borrower has granted a first mortgage lien and security interest in the Property and the Leased Premises and an assignment of all leases, rents and income to and from the Property and the Leased Premises to Lender; and
     WHEREAS, Tenant agrees to subordinate the Lease to the lien of the Mortgage, provided that Tenant is assured of continued occupancy of the Leased Premises under the terms of the Lease in the event Lender should succeed to the interest of Borrower under the Lease.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:
     1. Capitalized terms defined in the Lease that are used but not defined herein are used herein as so defined.
     2. The Lease, and all estates, rights and interests, (including but not by way of limitation, any renewal, extension or expansion options set forth or contained therein), liens and charges therein contained or created thereunder, are and shall be and continue to be subject and subordinate in all respects to the lien (the “lien”) of the Mortgage insofar as the lien affects the Property, the Leased Premises and all real and personal property of which the Leased Premises forms a part, and of all renewals, modifications, consolidations, replacements and extensions of the Mortgage, to the full extent of the indebtedness secured by the Mortgage.
     3. In the event Lender should succeed to the interest of Borrower under the Lease, whether by foreclosure of the Mortgage, or by deed in lieu of foreclosure, or otherwise, Lender agrees not to affect or disturb Tenant’s right to possession of the Leased Premises so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease beyond applicable notice, grace and cure periods.
     4. In the event that Lender shall succeed to the interest of Borrower under the Lease, whether by foreclosure of the Mortgage, or by deed in lieu of foreclosure, or otherwise, Lender and Tenant hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease, subject to the terms and conditions set forth in this Agreement. Accordingly, from and after such event, Lender and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Borrower had before Lender succeeded to the interest of Borrower; provided, however, that notwithstanding anything to the contrary set forth in this paragraph, Lender shall not be:
     (i) Liable for any act, omission, breach or default of any prior landlord (including the Borrower) or that occurred or arose prior to the date that Lender succeeded to the interest of Borrower under the Lease, except to the extent such act, omission, breach or default continues after the date Lender succeeded to the interest of Borrower under the Lease; or
     (ii) Subject to or bound by any offsets, deductions, claims, causes of action or defenses which Tenant might have against any prior landlord (including the Borrower) or against the Lease or any provisions thereof or payments thereunder, except to the extent such offset, deduction, claim, cause of action or defense relates to matters continuing after the date Lender succeeded to the interest of Borrower under the Lease; or
     (iii) Bound by any rent or additional rent which Tenant might have paid to any prior landlord (including the Borrower) more than one month in advance of its due date; or
     (iv) Bound by or subject to any amendment or modification of the Lease made without the written consent of Lender; or
     (v) Bound to recognize any security or other refundable deposit made by Tenant with any prior landlord (including the Borrower), except to the extend such security or other refundable deposit is actually received by Lender and, to the extent any security deposit held by Borrower under the Lease is not received by Lender, Tenant shall have no obligation to replenish such security deposit; or

     (vi) Bound to make any improvements or alterations agreed to by any prior landlord (including Borrower).
     Notwithstanding anything to the contrary set forth in this Agreement, in the event that Lender shall succeed to the interest of Borrower under the Lease, whether by foreclosure of the Mortgage, or by deed in lieu of foreclosure, or otherwise, Lender will continue to advance the undisbursed portion of the Tenant Improvement Allowance to the Tenant pursuant to the Lease and, to the extent that Lender does not advance said Tenant Improvement Allowance, Tenant shall have the right to deduct the remaining balance of said Tenant Improvement Allowance against any amounts due under the Lease, including, but not limited to, Base Rent. [To be included in future SNDAs if any amount of the Tenant Improvement Allowance remains to be funded, but not otherwise]
     5. In the event that Lender or anyone else acquires title to or the right to possession of the Leased Premises or Property upon the foreclosure of the Mortgage, or upon the sale of the Leased Premises or Property by Lender or its successors or assigns, after foreclosure, or acquisition of title by deed in lieu thereof, or otherwise, Tenant agrees not to seek to terminate the Lease by reason thereof, but shall remain bound unto the new owner and the new owner shall assume and be bound by all terms, covenants and conditions of the Lease, subject to all terms, covenants and conditions of this Agreement.
     6. In the event Lender or any other new owner shall exercise its or their rights under the Assignment of Leases, or the absolute assignment of rents under the Mortgage whereby the Lease rights of Borrower have been assigned to Lender, Tenant agrees to make all payments of rent or other sums payable by Tenant under the Lease directly to Lender or such other new owner (as the case may be) upon written notice by Lender or such other new owner to Tenant.
7. Tenant hereby warrants and represents, covenants and agrees with Lender:
     (i) Not to alter, amend or modify the Lease in any material respect without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed;
     (ii) That Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter assign, mortgage, lien or encumber the Lease or any interest therein, or sublease all or any part of the Leased Premises except as may be expressly permitted by the terms of the Lease, and that notwithstanding any assignment, mortgage, lien, encumbrance or any sublease, Tenant shall remain primarily liable for the observance and performance of all of its agreements and obligations under the Lease to the extent provided for in the Lease.
     (iii) Not to seek to terminate the Lease by reason of any default of Borrower without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was granted to remedy the default, within which time Lender, at its option, may remedy any such default and Tenant shall accept any such cure or remedy from Lender; provided, however, that with respect to any default of Borrower under the Lease which cannot reasonably be remedied by Borrower or Lender within such time, if Lender or Borrower commences to cure such default within such time and thereafter diligently proceeds with such efforts, Lender or Borrower shall be permitted such time as is reasonably necessary to complete curing such default;
     (iv) Within ten (10) business days after a written request from Lender, Tenant shall certify in writing to Lender, in connection with any proposed assignment of the Mortgage and Assignment of Leases, whether or not, to the knowledge of Tenant, any default on the part of

Borrower or Tenant then exists under the Lease and to specify in reasonable detail the nature of any claimed default.
     [May be included in future SNDAs] (v) To deliver to Lender a duplicate of each notice of default delivered to Borrower at the same time as such notice is given to Borrower.
     8. Tenant acknowledges and agrees that Lender has not assumed and does not have any obligation or liability under or pursuant to the Lease by reason of the Mortgage or the Assignment of Leases until Lender forecloses the Mortgage or accepts a deed in lieu of foreclosure, and then Lender shall be obligated under the Lease subject to the terms of this Agreement.
     9. Tenant hereby acknowledges and agrees that (i) any foreclosure successor (including Lender) shall have the right to assign its rights and obligations under the Lease to any other person to whom the Property is transferred, and upon such assignment such foreclosure successor shall have no further obligation or liability thereafter arising under the Lease so long as Landlord’s and Lender’s obligations and liabilities under the Lease and this Agreement are fully assumed by any such assignee, and (ii) the obligations of any foreclosure successor under the Lease shall not be personal obligations of such foreclosure successor, and recourse on such obligations may be had only against the right, title and interest of such foreclosure successor in and to the Property.
     10. All notices to be given pursuant to this Agreement shall be sufficient if delivered to a nationally recognized overnight delivery service, addressed to the following described addresses of the parties hereto, or to such other address as a party may request in writing: (1) If to Borrower, then at its address first set forth above in this Agreement; (2) if to Tenant, then (i) if before the First Rent Commencement Date, at its address first set forth above in this Agreement and (ii) if after the Lease Commencement Date, at 37 Birch Street, Building D, Milford, MA 01757; and (3) if to Lender, then at its address first set forth above in this Agreement, Attn: Real Estate and Commercial Mortgage Manager; with a copy to Morain & Pugh, P.L.C., 5400 University Avenue, West Des Moines, Iowa 50266. Any time period provided in the giving of any notice hereunder shall commence upon, and notice given in accordance herewith shall be effective upon, the date delivered to said overnight delivery service.
     11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. This Agreement may be executed by the parties hereto in one, two or more counterparts, all of which shall constitute but one and the same document. Signature and notarized pages of any counterpart may be removed from such counterpart and attached to any other counterpart without in any way affecting or impairing the validity, binding effect or binding nature of any such counterpart(s).
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

WITNESS:	TENANT:

SERACARE LIFE SCIENCES, INC., a Delaware corporation

Name:

By:

Name:

Title:

On this ___ day of                     , 2007, before me, the undersigned notary public, personally appeared                                                             , as                       for SeraCare Life Sciences, Inc., a Delaware corporation, provided to me through satisfactory evidence of identification, which were                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.
                                         (official signature and seal of notary)
My commission expires                                         .
[SIGNATURE PAGE TO SNDA, CONTINUED ON FOLLOWING PAGES]

WITNESS:	BORROWER:

BIRCHWOOD FORTUNE — SPVEF, LLC, a Delaware limited liability company

	By:	HALL ROYCE INVESTORS, LLC, a Massachusetts limited liability company, its manager

	By:	HALL ROYCE, LLC, a Massachusetts limited liability company, its manager

Name:

By:

	Name: Title:	Adam S. Berger Manager

Name:

On this ___ day of                     , 2007, before me, the undersigned notary public, personally appeared ADAM S. BERGER, as Manager for HALL ROYCE, LLC, a Massachusetts limited liability company, manager of HALL ROYCE INVESTORS, LLC, a Massachusetts limited liability company, manager of BIRCHWOOD FORTUNE — SPVEF, LLC, a Delaware limited liability company, provided to me through satisfactory evidence of identification, which were                                                             , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.
                                         (official signature and seal of notary)
My commission expires                                         .
[CONTINUATION OF SIGNATURE PAGES TO SNDA]

WITNESS:	LENDER:

FARM BUREAU LIFE INSURANCE COMPANY, an Iowa corporation

By:

Name:	Name:

Title:

STATE OF IOWA	)
	)	ss.
COUNTY OF POLK	)
     The foregoing instrument was acknowledged before me this ___ day of                     ,2006, by                                          as                                                                                  of FARM BUREAU LIFE INSURANCE COMPANY, an Iowa corporation, on behalf of such corporation.

Name:

Notary Public
My Commission Expires:

[CONTINUATION OF SIGNATURE PAGES TO SNDA]

EXHIBIT “A”
Legal Description

EXHIBIT M — FORM OF CONFIDENTIALITY AGREEMENT RE: ACCESS
This Agreement is made as of                     , 20___, by and between SeraCare Life Sciences, Inc., a Delaware corporation having an address of 37 Birch Street, Milford, Massachusetts (the “Company”), and                                                             , a                                                  having an address of                                                                                  (the “Visitor”).
1)	Background. The Visitor is interested in entering a portion of the leased premises of the Company as to which entry is restricted due to the confidential nature of the work being performed, including, but not limited to, any laboratory, freezer, refrigerator or clean room (collectively, “Secure Areas”). The parties have entered into this Agreement in order to assure the confidentiality of the Confidential Information (as defined below) in accordance with the terms of this Agreement.
2)	Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean all information related to the Company’s business, operations, products or equipment that is gathered by or furnished, disclosed, communicated or otherwise revealed to the Visitor in connection with the Visitor’s access of the Secure Areas, regardless of whether such information is specifically identified as confidential.
3)	No Disclosure or Use of Confidential Information. The Visitor shall hold in confidence, and shall not disclose the Confidential Information to any person, and shall not otherwise use or exploit the Confidential Information in any way, whether for its own benefit or the benefit of another, without the prior written consent of the Company.
4)	Limitation on Obligations. The obligations of the Visitor specified in Section 3 above shall not apply with respect to the Confidential Information to the extent that such Confidential Information:
a)	is generally known to the public at the time of disclosure, or becomes generally known thereafter, through no wrongful act on the part of the Visitor;

b)	becomes known to the Visitor through disclosure by sources other than the Company having no duty of confidentiality to the Company, whether direct or indirect, with respect to such Confidential Information and having the legal right to disclose such Confidential Information; or

c)	is required to be disclosed by the Visitor by law or by judicial or administrative process, provided that the Visitor will promptly notify the Company in writing of any such requirement and will (i) except as otherwise required by law, allow the Company a reasonable time to oppose any such judicial or administrative process before disclosing any Confidential Information and (ii) take any and all reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.
5)	Ownership of Confidential Information. The Visitor agrees that the Company is and shall remain the exclusive owner of the Confidential Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein.
6)	Miscellaneous.
a)	This Agreement supersedes all prior agreements, written or oral, between the Company and the Visitor relating to the subject matter of this Agreement.

b)	This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

c)	This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof.

d)	The provisions of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the parties to be reasonable for such purpose. The Visitor agrees that any breach of this Agreement by Visitor may cause the Company substantial and irreparable harm and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

e)	The Visitor agrees to indemnify the Company from any loss, claim, expense or damage, including, but not limited to, reasonable attorney’s fees, in connection with the enforcement of this agreement, by virtue of any violation by the Visitor of the terms hereof.

f)	The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

g)	The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

h)	No failure or delay by the Company in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy.

i)	This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Company	Visitor

SERACARE LIFE SCIENCES, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT N — FORM OF CONFIDENTIALITY AGREEMENT RE: FINANCIAL STATEMENTS
This Agreement is made as of                     , 20___, by and between SeraCare Life Sciences, Inc., a Delaware corporation having an address of 37 Birch Street, Milford, Massachusetts (the “Company”), and                                                             , a                                                               having an address of                                                                                  (the “Recipient”).
1)	Background. The Recipient is interested in receiving the financial statements listed on Exhibit A attached hereto from the Company. The parties have entered into this Agreement in order to assure the confidentiality of such financial statements and the information contained therein (the “Confidential Information”) in accordance with the terms of this Agreement.
2)	Disclosure and Use of Confidential Information. The Recipient shall hold in confidence, and shall not disclose the Confidential Information to any person other than to its employees and agents who (i) have a need to know such information for the purposes set forth herein and (ii) have been informed by the Recipient of the confidential nature of the Confidential Information and of the obligation to maintain such confidentiality. The Recipient shall use the Confidential Information only for the following purpose(s): in connection with , and shall not otherwise use or exploit the Confidential Information for its own benefit or the benefit of another without the prior written consent of the Company or as otherwise permitted herein.
3)	Acknowledgement of Non-Public Information. The Recipient acknowledges that its receipt of Confidential Information will represent access to material non-public information concerning the Company. The Recipient agrees that, for a period of two years from the date of this Agreement, unless such shall have been specifically invited in writing by the Company, neither the Recipient nor any of its affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or representatives will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its affiliates; (iii) any recapitalization, restructuring, liquidation, dissolution or any other extraordinary transaction with respect to the Company or any of its affiliates; or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” with respect to the Company or any of its affiliates (as defined under the 1934 Act); (c) take any action that might force the Company or any of its affiliates to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any person with respect to any of the foregoing. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Recipient, its affiliates or third party representatives acting as financial advisors to Recipient or considering providing financing for Recipient, or their affiliates, from engaging in ordinary brokerage, investment, money management and other business activities with respect to, or involving the acquisition of, the Company or its securities (including without limitation, transactions involving investment portfolios of pension and mutual funds and insurance and investment companies that are affiliates), provided that the individuals working on such activities or transactions have not received the Confidential Information. Recipient acknowledges that it is aware applicable securities laws restricting trading in securities while in possession of material non-public information received from the issuer of such securities and on communication of such information, and that it will advise its affiliates and representatives who are informed of any of the Confidential Information of such securities laws when it is reasonably foreseeable that the affiliate or representative is likely to trade such securities in reliance on such information.
4)	Return of Confidential Information. Once the Recipient no longer needs the Confidential Information for the purposes set forth herein, the Recipient shall (i) promptly return the Confidential Information to the Company without retaining any copies (whether in written form or contained in database or other similar form) thereof, and shall destroy all notes or extracts thereof as well as all copies of any analyses, compilations, studies or other documents prepared by Recipient or for its use (whether in written form or contained in a database or other similar form) relating to the Confidential Information.
5)	Miscellaneous.
a)	This Agreement supersedes all prior agreements, written or oral, between the Company and the Recipient relating to the subject matter of this Agreement.

b)	This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

c)	This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof.

d)	All Confidential Information is provided “AS IS” and without any warranty, express, implied or otherwise.

e)	The provisions of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the parties to be reasonable for such purpose. The Recipient agrees that any breach of this Agreement by Recipient may cause the Company substantial and irreparable harm and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

f)	The Recipient agrees to indemnify the Company from any loss, claim, expense or damage, including, but not limited to, reasonable attorney’s fees, in connection with the enforcement of this agreement, by virtue of any violation by the Recipient of the terms hereof.

g)	The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

h)	The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

i)	No failure or delay by the Company in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy.

j)	This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Company	Recipient

SERACARE LIFE SCIENCES, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT O — COMMENCEMENT DATE MEMORANDUM

LANDLORD:	BIRCHWOOD FORTUNE – SPVEF, LLC

TENANT:	SERACARE LIFE SCIENCES, INC.

LEASE DATE AND PREMISES:	Lease (the “Lease”) dated September ___, 2007, by and between Landlord and Tenant respecting a total of approximately 60,742 rentable square feet of floor area (the “Premises”) located in Buildings A, C and D of the office park commonly known as Birchwood Business Park and located at 25-37 Birch Street, Milford, Massachusetts (the “Office Park”).
     Landlord and Tenant acknowledge that:
1.	The Lease Commencement Date is ___, 2007;

2.	The Delivery Date occurred on , 2007;

3.	The First Rent Commencement Date is ___, 200___;

4.	The Second Rent Commencement Date is , 200_;

5.	The latest date for Tenant’s delivery of the Termination Notice is , 20___;

6.	If a Termination Notice is properly provided pursuant to Section Thirty-Six of the Lease, the Early Termination Date will be , 20___;

7.	The latest Notice Date for each Extension Option is as follows:
a.	, 20___;

b.	, 20___; and

c.	, 20___.
8.	The expiration date of the Lease is , 20___, if not earlier terminated or extended pursuant to the terms of the Lease.
Tenant further acknowledges that it has accepted the Premises A and Premises C on the Lease Commencement Date and the Premises D on the Delivery Date, and that the Leased Premises are in the condition specified in the Lease. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning ascribed to them in the Lease.
[SIGNATURES ON FOLLOWING PAGE]

O-1

     IN WITNESS WHEREOF, the parties hereto have executed this Memorandum effective as of the ___ day of                     , 200___.
TENANT:
SERACARE LIFE SCIENCES, INC., a Delaware corporation

By:

Name:
Title:
LANDLORD:
BIRCHWOOD FORTUNE – SPVEF, LLC, a Delaware limited liability company

By:	Hall Royce Investors, LLC, its manager
	By:	Hall Royce, LLC, its manager

By:
Name:
Title:

O-2